IndyMac INDA Mortgage Loan Trust 2007-AR7

Final Term Sheet

$698,603,100 (Approximate)

IndyMac MBS, Inc.
Depositor

IndyMac Bank, F.S.B.
Sponsor, Seller and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED SEPTEMBER 27, 2007

IndyMac INDA Mortgage Loan Trust 2007-AR7

$698,603,100
Distributions are payable monthly on the 25th day of each month, beginning October 25, 2007

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance(1)	Pass-Through Rate(2)	Class	Initial Class Certificate Balance(1)	Pass-Through Rate(2)
Class 1-A-1	$278,880,000	Variable	Class I-B-1	$6,915,000	Variable
Class 1-A-2	$30,987,000	Variable	Class I-B-2	$4,445,000	Variable
Class 2-A-1	$140,768,000	Variable	Class I-B-3	$2,800,000	Variable
Class 2-A-2	$37,570,000	Variable	Class II-B-1	$7,219,000	Variable
Class 3-A-1	$163,279,000	Variable	Class II-B-2	$4,559,000	Variable
Class 3-A-2	$18,142,000	Variable	Class II-B-3	$3,039,000	Variable
Class A-R	$100	Variable
__________
(1)	This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	The pass-through rates are calculated as described in this free writing prospectus under “Summary—Description of the Certificates.”

Summary

Issuing Entity

IndyMac INDA Mortgage Loan Trust 2007-AR7, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank.  Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:  Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07D7, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of September 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of September 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about September 27, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties.  The mortgage loans will be divided into three groups.  Each group of mortgage loans is referred to as a “loan group.”

The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable, based on a specified index.  The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

Loan Group	Aggregate Principal Balance ($)	Fixed Rate Period (months)
1	$329,295,844.38	60
2	$188,319,727.79	84
3	$191,575,252.60	120

Loan group 1 is sometimes referred to as aggregate loan group I, and loan group 2 and loan group 3 are sometimes together referred to as aggregate loan group II.  Aggregate loan group I and aggregate loan group II are each referred to as an aggregate loan group.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$329,295,844

Geographic Concentrations in excess of 10%:
California	58.16%
Weighted Average Original LTV Ratio	68.86%
Weighted Average Mortgage Rate	6.668%
Range of Mortgage Rates	5.750% to 10.000%
Average Current Principal Balance	$821,187
Range of Current Principal Balances	$55,000 to $4,250,000
Weighted Average Remaining Term to Maturity	359 months
Weighted Average FICO Credit Score	755
Weighted Average Gross Margin	2.746%
Weighted Average Maximum Mortgage Rate	11.670%
Weighted Average Minimum Mortgage Rate	2.746%
Range of Months to Next Rate Adjustment Date	54 to 61

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$188,319,728
Geographic Concentrations in excess of 10%:
California	60.18%
New York	10.09%
Weighted Average Original LTV Ratio	67.01%
Weighted Average Mortgage Rate	6.638%
Range of Mortgage Rates	5.250% to 9.625%
Average Current Principal Balance	$818,781
Range of Current Principal Balances	$213,203 to $4,027,000
Weighted Average Remaining Term to Maturity	359 months
Weighted Average FICO Credit Score	760
Weighted Average Gross Margin	2.716%
Weighted Average Maximum Mortgage Rate	11.682%
Weighted Average Minimum Mortgage Rate	2.716%
Range of Months to Next Rate Adjustment Date	76 to 85

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$191,575,253
Geographic Concentrations in excess of 10%:
California	50.56%
New York	16.10%
Weighted Average Original LTV Ratio	70.42%
Weighted Average Mortgage Rate	6.660%
Range of Mortgage Rates	5.375% to 9.000%
Average Current Principal Balance	$870,797
Range of Current Principal Balances	$97,600 to $4,390,000
Weighted Average Remaining Term to Maturity	359 months
Weighted Average FICO Credit Score	758
Weighted Average Gross Margin	2.719%
Weighted Average Maximum Mortgage Rate	11.699%
Weighted Average Minimum Mortgage Rate	2.719%
Range of Months to Next Rate Adjustment Date	109 to 121

As of the cut-off date, the mortgage loans in aggregate loan group II had the following characteristics:

Aggregate Current Principal Balance	$379,894,980
Geographic Concentrations in excess of 10%:
California	55.33%
New York	13.12%
Weighted Average Original LTV Ratio	68.73%
Weighted Average Mortgage Rate	6.649%
Range of Mortgage Rates	5.250% to 9.625%

Average Current Principal Balance	$844,211
Range of Current Principal Balances	$97,600 to $4,390,000
Weighted Average Remaining Term to Maturity	359 months
Weighted Average FICO Credit Score	759
Weighted Average Gross Margin	2.717%
Weighted Average Maximum Mortgage Rate	11.691%
Weighted Average Minimum Mortgage Rate	2.717%
Range of Months to Next Rate Adjustment Date	76 to 121

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Related Loan Group	Initial Class Certificate Balance (1)	Type	Month of Final Scheduled Distribution Date	Initial Rating (Moody’s/S&P) (2)
Offered Certificates
1-A-1	1	$278,880,000	Senior/Super Senior/ Variable Pass-Through Rate	November 2037	Aaa/AAA
1-A-2	1	$30,987,000	Senior/Support/ Variable Pass-Through Rate	November 2037	Aaa/AAA
2-A-1	2	$140,768,000	Senior/Super Senior/ Variable Pass-Through Rate	November 2037	Aaa/AAA
2-A-2	2	$37,570,000	Senior/Support/ Variable Pass-Through Rate	November 2037	Aaa/AAA
3-A-1	3	$163,279,000	Senior/Super Senior/ Variable Pass-Through Rate	November 2037	Aaa/AAA
3-A-2	3	$18,142,000	Senior/Support/ Variable Pass-Through Rate	November 2037	Aaa/AAA
A-R	1	$100	Senior/REMIC Residual	November 2037	NR/AAA
I-B-1	1	$6,915,000	Subordinate/ Variable Pass-Through Rate	November 2037	Aa2/AA+
I-B-2	1	$4,445,000	Subordinate/ Variable Pass-Through Rate	November 2037	A2/AA+
I-B-3	1	$2,800,000	Subordinate/ Variable Pass-Through Rate	November 2037	Baa2/AA
II-B-1	2 and 3	$7,219,000	Subordinate/ Variable Pass-Through Rate	November 2037	Aa2/AA+
II-B-2	2 and 3	$4,559,000	Subordinate/ Variable Pass-Through Rate	November 2037	A2/AA+
II-B-3	2 and 3	$3,039,000	Subordinate/ Variable Pass-Through Rate	November 2037	Baa2/AA-

Class	Related Loan Group	Initial Class Certificate Balance (1)	Type	Month of Final Scheduled Distribution Date	Initial Rating (Moody’s/S&P) (2)
Non-Offered Certificates(3)
I-P	1	$100	Prepayment Charges	N/A	NR/NR
II-P-1	2 and 3	$100	Prepayment Charges	N/A	NR/NR
II-P-2	2 and 3	$100	Prepayment Charges	N/A	NR/NR
I-L	1	N/A	Late Payment Fees	N/A	NR/NR
II-L	2 and 3	N/A	Late Payment Fees	N/A	NR/NR
I-B-4	1	$3,951,000	Subordinate/ Variable Pass-Through Rate	November 2037	NR/BB
I-B-5	1	$823,000	Subordinate/ Variable Pass-Through Rate	November 2037	NR/B
I-B-6	1	$494,744	Subordinate/ Variable Pass-Through Rate	November 2037	NR/NR
II-B-4	2 and 3	$3,419,000	Subordinate/ Variable Pass-Through Rate	November 2037	NR/BB
II-B-5	2 and 3	$760,000	Subordinate/ Variable Pass-Through Rate	November 2037	NR/B
II-B-6	2 and 3	$1,139,980	Subordinate/ Variable Pass-Through Rate	November 2037	NR/NR

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).  A rating is not a recommendation to buy, sell or hold securities.  These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class I-P, Class II-P-1, Class II-P-2, Class I-L, Class II-L, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates are not offered by this free writing prospectus.  Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Initial Pass-Through Rate (1)	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	6.28666%	(2)	calendar month (3)	30/360	(4)
1-A-2	6.28666%	(2)	calendar month (3)	30/360	(4)
2-A-1	6.25869%	(2)	calendar month (3)	30/360	(4)
2-A-2	6.25869%	(2)	calendar month (3)	30/360	(4)
3-A-1	6.27744%	(2)	calendar month (3)	30/360	(4)
3-A-2	6.27744%	(2)	calendar month (3)	30/360	(4)
A-R	6.28666%	(2)	calendar month (3)	30/360	(4)
I-B-1	6.28666%	(5)	calendar month (3)	30/360	(4)
I-B-2	6.28666%	(5)	calendar month (3)	30/360	(4)
I-B-3	6.28666%	(5)	calendar month (3)	30/360	(4)
II-B-1	6.26815%	(6)	calendar month (3)	30/360	(4)
II-B-2	6.26815%	(6)	calendar month (3)	30/360	(4)
II-B-3	6.26815%	(6)	calendar month (3)	30/360	(4)
Non-Offered Certificates
Class I-P	(7)	(7)	N/A	N/A
Class II-P-1	(7)	(7)	N/A	N/A
Class II-P-2	(7)	(7)	N/A	N/A
Class I-L	(7)	(7)	N/A	N/A
Class II-L	(7)	(7)	N/A	N/A
I-B-4	6.28666%	(5)	calendar month (3)	30/360	(4)
I-B-5	6.28666%	(5)	calendar month (3)	30/360	(4)
I-B-6	6.28666%	(5)	calendar month (3)	30/360	(4)
II-B-4	6.26815%	(6)	calendar month (3)	30/360	(4)
II-B-5	6.26815%	(6)	calendar month (3)	30/360	(4)
II-B-6	6.26815%	(6)	calendar month (3)	30/360	(4)

(1)	Reflects the expected pass-through rate as of the closing date.
(2)
The pass-through rate for this class of certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the corresponding loan group.

(3)	The interest accrual period for any distribution date will be the calendar month preceding that distribution date.
(4)	Interest accrues at the rate described in this table based on a 360-day year that consists of twelve 30-day months.
(5)
The pass-through rate for each class of group I subordinated certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

(6)	The pass-through rate for each class of group II subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:
•
the weighted average adjusted net mortgage rate of the group 2 mortgage loans, weighted on the basis of their respective stated principal balances as of the first day of the related due period (after giving effect to principal prepayments received in the prepayment period ending during that due period) multiplied by the assumed balance for loan group 2 immediately prior to that distribution date; and

•
the weighted average adjusted net mortgage rate of the group 3 mortgage loans, weighted on the basis of their respective stated principal balances as of the first day of the related due period (after giving effect to principal prepayments received in the prepayment period ending during that due period) multiplied by the assumed balance for loan group 3 immediately prior to that distribution date;

divided by the sum of the assumed balance for each loan group in aggregate loan group II immediately prior to that distribution date.

(7)	The Class I-P, Class II-P-1, Class II-P-2, Class I-L and Class II-L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Class of Certificates
Senior Certificates:	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2 and Class A-R Certificates

Subordinated Certificates:	Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates

Group I Certificates:	The Group 1 Senior Certificates and Group I Subordinated Certificates

Group II Certificates:	The Group 2 and Group 3 Senior Certificates and Group II Subordinated Certificates

Group I Subordinated Certificates:	Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates

Group II Subordinated Certificates:	Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates

Group 1 Senior Certificates:	Class 1-A-1, Class 1-A-2 and Class A-R Certificates

Group 2 Senior Certificates:	Class 2-A-1 and Class 2-A-2 Certificates

Group 3 Senior Certificates:	Class 3-A-1 and Class 3-A-2 Certificates

Offered Certificates:	Senior Certificates, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates

Super Senior Certificates:	Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates

Support Certificates:	Class 1-A-2, Class 2-A-2 and Class 3-A-2 Certificates

Record Date

The last business day of the month preceding the month of a distribution date.

Denominations

Senior Certificates (other than the Class 1-A-2, Class 3-A-2 and Class A-R Certificates):

$25,000 and multiples of $1 in excess thereof.

Class 1-A-2, Class 3-A-2, Class I-B-1, Class I-B-2, Class 1-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates:

$25,000 and multiples of $1,000 in excess thereof.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form.  Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and the Euroclear System in Europe and, upon request, through Clearstream Luxembourg.

Class A-R Certificates:

Fully registered certificated form.  The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for October 25, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-10.

On each distribution date, to the extent funds are available for the related loan group or aggregate loan group, each interest-bearing class of certificates will be entitled to receive:

•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan.  The servicer is required to reduce its servicing compensation with respect to the applicable aggregate loan group to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the aggregate principal balance of the mortgage loans in that aggregate loan group as of the first day of the prior month.  If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in an aggregate loan group exceeds the amount of the reduction in the servicer’s servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amounts (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or aggregate loan group resulting from:

•	prepayments on the related mortgage loans; and

•	reductions in the mortgage rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the related classes of subordinated certificates based on their respective entitlements, (or, in the case of the classes of group II subordinated certificates, based on interest accrued on each such subordinated class’ share of the assumed balance, as described more fully in this free writing prospectus under “Description of the Certificates — Interest,”) in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under “— Priority of Distributions Among Certificates,” interest will be distributed on each interest-bearing class of related certificates of equal priority, pro rata, based on their respective interest entitlements.  Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•
partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by the seller or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer;

•	the trustee fee due to the trustee;

•	any lender paid mortgage insurance premiums;

•	amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class I-P, Class II-P-1 and Class II-P-2 Certificates, as applicable);

•	all late payment fees (which are distributable only to the Class I-L and Class II-L Certificates, as applicable);

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from collections on the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.375% per annum.  The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees), all investment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group, will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to interest on and then principal of the related classes of subordinated certificates, in the order of their seniority, beginning with the Class I-B-1 and Class II-B-1 Certificates, as applicable, in each case subject to the limitations set forth below; and

•	from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the related group of subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the aggregate stated principal balance of the mortgage loans in the loan group and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group in an aggregate loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group in that aggregate loan group are satisfied and

•
if the aggregate subordination percentage for a group of subordinated certificates meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group in the related aggregate loan group are satisfied (referred to as the “two-times test”), the senior prepayment percentage for each related senior certificate group will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Senior Certificates:

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes of senior certificates as follows:

•	with respect to loan group 1, in the following priority:

(1)  to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2)  concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; provided that if the group I senior step down conditions are not satisfied for that distribution date, the prepayment amount for loan group 1 will be distributed sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero;

•	with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

•	with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the related classes of subordinated certificates in order of their distribution priorities, beginning with the Class I-B-1 and Class II-B-1 Certificates, as applicable, until their respective class certificate balances are reduced to zero.  Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from each loan group in the related aggregate loan group; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates in the related subordinated certificate group then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class of subordinated certificates (referred to as a “restricted class”), the restricted classes will not receive distributions of principal prepayments.  Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates in the same subordinated certificate group that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement.  If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.  In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

 Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the related classes of subordinated certificates.  Among the subordinated certificates within each group of subordinated certificates, each class of subordinated certificates will have a distribution priority over the class or classes of certificates in that group with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the related group of subordinated certificates, beginning with the class of subordinated certificates in that group of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates in accordance with the priorities set forth in this free writing prospectus under “Description of the Certificates— Allocation of Losses.”

Additionally, as described above under “Priority of Distributions— Principal Distributions,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the related subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group).  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the related group of subordinated certificates.  Increasing the respective interest of a group of subordinated certificates relative to that of the related classes of senior certificates is intended to preserve the availability of the subordination provided by that group of subordinated certificates.

Cross-Collateralization of Aggregate Loan Group II

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group related to aggregate loan group II, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (such group, the “undercollateralized group”), all amounts otherwise distributable as principal to the group II subordinated certificates (or, following the related senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group in aggregate loan group II (such distribution, an “undercollateralization distribution”).  If the senior certificates of a senior certificate group related to aggregate loan group II constitute an undercollateralized group on any distribution date following the related senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group in aggregate loan group II remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the group II subordinated certificates will not receive distributions of principal until each undercollateralized group in aggregate loan group II is no longer undercollateralized.

All distributions described in this “—Cross-Collateralization of Aggregate Loan Group II” section will be made in accordance with the priorities set forth in this free writing prospectus under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” and “— Subordinated Principal Distribution Amount.”

There is no cross-collateralization permitted between the group I certificates and the group II certificates.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity relating to an aggregate loan group and retire all related outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans in that aggregate loan group and real estate related to the mortgage loans in the aggregate loan group owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans in that aggregate loan group as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure.  The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC.  Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest.  The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates which, other than the Class I-L, Class II-L and Class A-R Certificates, will represent the regular interests in the Master REMIC.  The Class A-R Certificates will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The senior certificates (other than the Class 1-A-2, Class 3-A-2 and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

The Mortgage Pool

Loan Group 1

Mortgage Rates for the Group 1 Mortgage Loans (1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5.501 - 6.000	25	$21,348,353.07	6.48%	5.923%	773	$853,934.12	63.72%
6.001 - 6.500	185	159,366,510.70	48.40	6.357	755	861,440.60	67.58
6.501 - 7.000	114	94,252,791.34	28.62	6.775	752	826,778.87	69.25
7.001 - 7.500	45	34,616,819.27	10.51	7.284	750	769,262.65	71.56
7.501 - 8.000	15	10,115,340.00	3.07	7.739	757	674,356.00	77.45
8.001 - 8.500	3	2,033,050.00	0.62	8.431	748	677,683.33	75.86
8.501 - 9.000	7	3,436,680.00	1.04	8.793	733	490,954.29	74.86
9.001 - 9.500	3	1,762,000.00	0.54	9.382	787	587,333.33	83.78
9.501 - 10.000	4	2,364,300.00	0.72	9.825	744	591,075.00	83.57
Total	401	$329,295,844.38	100.00%
____________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.668% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.666% per annum.

Current Principal Balances for the Group 1 Mortgage Loans (1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
50,000.01 - 100,000.00	3	$251,000.00	0.08%	7.891%	764	$83,666.67	65.13%
100,000.01 - 150,000.00	2	263,650.00	0.08	8.565	756	131,825.00	84.93
150,000.01 - 200,000.00	5	904,065.90	0.27	6.712	752	180,813.18	66.17
200,000.01 - 250,000.00	3	688,300.00	0.21	6.629	729	229,433.33	71.21
250,000.01 - 300,000.00	3	888,000.00	0.27	6.665	749	296,000.00	71.40
300,000.01 - 350,000.00	8	2,621,038.00	0.80	6.561	746	327,629.75	75.46
350,000.01 - 400,000.00	3	1,193,791.67	0.36	6.252	743	397,930.56	77.51
400,000.01 - 450,000.00	21	9,146,890.00	2.78	6.732	754	435,566.19	74.91
450,000.01 - 500,000.00	49	23,253,089.27	7.06	6.838	752	474,552.84	74.25
500,000.01 - 550,000.00	45	23,728,050.67	7.21	6.752	749	527,290.01	73.29
550,000.01 - 600,000.00	25	14,431,480.00	4.38	6.789	751	577,259.20	69.59
600,000.01 - 650,000.00	37	23,349,479.03	7.09	6.737	756	631,067.00	73.45
650,000.01 - 700,000.00	20	13,553,213.75	4.12	6.686	763	677,660.69	69.53
700,000.01 - 750,000.00	23	16,756,084.83	5.09	6.591	752	728,525.43	69.71
750,000.01 - 800,000.00	24	18,629,986.80	5.66	6.808	756	776,249.45	70.48
800,000.01 - 850,000.00	7	5,848,850.00	1.78	6.731	747	835,550.00	61.32
850,000.01 - 900,000.00	15	13,200,846.05	4.01	6.634	759	880,056.40	71.11
900,000.01 - 950,000.00	5	4,636,640.00	1.41	6.845	752	927,328.00	68.98
950,000.01 - 1,000,000.00	29	28,711,793.99	8.72	6.697	760	990,061.86	66.04
1,000,000.01 - 1,250,000.00	19	21,305,463.00	6.47	6.597	751	1,121,340.16	69.57
1,250,000.01 - 1,500,000.00	23	31,866,717.12	9.68	6.611	753	1,385,509.44	66.73
1,500,000.01 - 1,750,000.00	7	11,288,869.00	3.43	6.548	744	1,612,695.57	59.92
1,750,000.01 - 2,000,000.00	10	18,913,120.00	5.74	6.646	763	1,891,312.00	72.90
2,000,000.01 - 2,250,000.00	4	8,470,000.00	2.57	6.351	760	2,117,500.00	67.33
2,500,000.01 - 2,750,000.00	1	2,600,000.00	0.79	6.625	770	2,600,000.00	57.78
2,750,000.01 - 3,000,000.00	5	14,775,999.00	4.49	6.377	738	2,955,199.80	57.06
3,000,000.01 - 3,250,000.00	2	6,294,426.30	1.91	6.500	761	3,147,213.15	70.00
3,500,000.01 - 3,750,000.00	1	3,575,000.00	1.09	6.625	763	3,575,000.00	65.00
3,750,000.01 - 4,000,000.00	1	3,900,000.00	1.18	6.375	782	3,900,000.00	65.00
4,000,000.01 - 4,250,000.00	1	4,250,000.00	1.29	7.000	786	4,250,000.00	50.00
Total	401	$329,295,844.38	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $821,186.64.

Original Loan-to-Value Ratios for the Group 1 Mortgage Loans (1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
10.01 - 20.00	1	$1,000,000.00	0.30%	6.000%	785	$1,000,000.00	20.00%
20.01 - 30.00	3	2,338,795.99	0.71	6.335	768	779,598.66	25.03
30.01 - 40.00	9	7,146,705.73	2.17	6.972	739	794,078.41	37.02
40.01 - 50.00	18	17,646,000.00	5.36	6.489	768	980,333.33	46.60
50.01 - 60.00	41	44,563,360.75	13.53	6.496	751	1,086,911.24	55.91
60.01 - 70.00	92	90,279,853.14	27.42	6.563	758	981,302.75	66.43
70.01 - 80.00	221	158,450,425.77	48.12	6.735	753	716,970.25	77.78
80.01 - 90.00	16	7,870,703.00	2.39	7.808	753	491,918.94	88.34
Total	401	$329,295,844.38	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 68.86%.

Original Term to Stated Maturity for the Group 1 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	401	$329,295,844.38	100.00%	6.668%	755	$821,186.64	68.86%
Total	401	$329,295,844.38	100.00%

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans (1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
354	1	$3,575,000.00	1.09%	6.625%	763	$3,575,000.00	65.00%
355	1	3,000,000.00	0.91	6.500	785	3,000,000.00	51.72
356	1	607,580.00	0.18	7.750	789	607,580.00	90.00
358	20	14,439,773.59	4.39	6.638	759	721,988.68	69.93
359	143	112,502,604.59	34.16	6.593	753	786,731.50	68.25
360	235	195,170,886.20	59.27	6.713	754	830,514.41	69.39
Total	401	$329,295,844.38	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Arizona	15	$12,403,136.80	3.77%	6.945%	749	$826,875.79	72.43%
California	225	191,534,401.29	58.16	6.661	754	851,264.01	68.31
Colorado	6	4,795,980.00	1.46	6.727	730	799,330.00	67.82
Connecticut	1	1,000,000.00	0.30	6.000	785	1,000,000.00	20.00
Delaware	1	510,000.00	0.15	6.000	789	510,000.00	68.00
Florida	19	16,710,949.00	5.07	6.946	757	879,523.63	71.17
Georgia	6	2,412,844.17	0.73	7.151	743	402,140.70	68.39
Hawaii	8	8,101,926.30	2.46	6.539	764	1,012,740.79	66.53
Idaho	1	900,000.00	0.27	7.250	722	900,000.00	60.00
Illinois	10	10,964,691.67	3.33	6.508	761	1,096,469.17	69.89
Indiana	1	310,500.00	0.09	6.500	780	310,500.00	72.21
Maryland	7	4,304,422.96	1.31	6.467	755	614,917.57	71.78
Massachusetts	5	4,460,500.00	1.35	6.531	749	892,100.00	79.20
Michigan	1	1,497,280.62	0.45	6.500	791	1,497,280.62	51.72
Minnesota	1	429,000.00	0.13	6.125	729	429,000.00	78.72
Missouri	2	1,160,000.00	0.35	6.304	775	580,000.00	69.53
Nebraska	1	640,000.00	0.19	6.500	746	640,000.00	80.00
Nevada	16	9,946,788.45	3.02	6.965	760	621,674.28	74.45
New Jersey	6	3,712,640.00	1.13	6.919	736	618,773.33	66.31
New York	20	19,438,468.62	5.90	6.425	760	971,923.43	62.38
North Carolina	5	2,741,975.00	0.83	6.662	745	548,395.00	74.48
Ohio	1	457,000.00	0.14	6.875	755	457,000.00	57.13
Oklahoma	1	96,000.00	0.03	9.500	763	96,000.00	80.00
Oregon	11	6,972,963.00	2.12	6.727	754	633,905.73	74.15
Pennsylvania	1	610,000.00	0.19	6.125	713	610,000.00	58.10
South Carolina	2	1,555,000.00	0.47	6.060	760	777,500.00	55.01
Tennessee	1	208,700.00	0.06	6.625	761	208,700.00	64.22
Texas	8	8,130,686.00	2.47	6.172	759	1,016,335.75	67.33
Utah	2	2,578,043.00	0.78	7.558	785	1,289,021.50	81.18
Virginia	8	4,020,025.00	1.22	6.956	751	502,503.13	79.75
Washington	8	6,558,322.50	1.99	6.542	754	819,790.31	75.33
Wisconsin	1	133,600.00	0.04	8.750	740	133,600.00	80.00
Total	401	$329,295,844.38	100.00%

Mortgagors’ FICO Credit Scores for the Group 1 Mortgage Loans (1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
681 – 700	2	$1,324,000.00	0.40%	7.292%	700	$662,000.00	75.98%
701 – 720	68	52,795,864.71	16.03	6.732	710	776,409.78	68.15
721 – 740	74	61,202,057.28	18.59	6.750	730	827,054.83	69.78
741 – 760	86	67,979,031.80	20.64	6.653	751	790,453.86	70.81
761 – 780	77	60,817,110.88	18.47	6.677	771	789,832.61	69.02
781 – 800	72	66,864,957.97	20.31	6.537	788	928,679.97	65.43
801 – 820	22	18,312,821.74	5.56	6.662	806	832,400.99	72.01
Total	401	$329,295,844.38	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 755.

Types of Mortgaged Properties for the Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Single Family Residence	263	$212,705,617.16	64.59%	6.660%	752	$808,766.61	67.80%
Planned Unit Development (PUD)	85	73,286,498.52	22.26	6.629	757	862,194.10	71.33
Low-Rise Condominium	17	14,999,286.30	4.55	6.773	771	882,310.96	75.83
Two-Family Residence	10	6,569,800.00	2.00	6.775	772	656,980.00	68.55
High-Rise Condominium	16	11,864,842.40	3.60	6.934	756	741,552.65	66.98
Four-Family Residence	2	2,385,000.00	0.72	6.693	762	1,192,500.00	64.90
Three-Family Residence	2	1,300,000.00	0.39	6.510	762	650,000.00	42.34
Townhouse	5	5,488,000.00	1.67	6.607	750	1,097,600.00	68.54
Cooperative	1	696,800.00	0.21	6.000	777	696,800.00	79.75
Total	401	$329,295,844.38	100.00%

Purposes of the Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Purchase	147	$130,054,467.11	39.49%	6.714%	764	$884,724.27	73.04%
Refinance (Rate/Term)	147	115,194,294.07	34.98	6.638	746	783,634.65	66.82
Refinance (Cash Out)	107	84,047,083.20	25.52	6.637	751	785,486.76	65.18
Total	401	$329,295,844.38	100.00%

Occupancy Types for the Group 1 Mortgage Loans (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	324	$272,140,020.39	82.64%	6.614%	754	$839,938.33	68.92%
Secondary Home	38	30,731,725.92	9.33	6.711	759	808,729.63	71.13
Investment	39	26,424,098.07	8.02	7.167	759	677,540.98	65.58
Total	401	$329,295,844.38	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 1 Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	129	$112,808,002.62	34.26%	6.490%	760	$874,480.64	71.02%
FastForward	9	5,755,462.40	1.75	6.469	767	639,495.82	75.32
Stated Income	231	189,159,180.78	57.44	6.764	751	818,870.91	68.74
No Ratio	6	4,915,000.00	1.49	6.938	740	819,166.67	51.07
No Income/No Asset	10	6,361,348.31	1.93	6.738	747	636,134.83	59.92
No Doc	16	10,296,850.27	3.13	6.793	765	643,553.14	57.65
Total	401	$329,295,844.38	100.00%

Loan Age for the Group 1 Mortgage Loans (1)

Loan Age (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	235	$195,170,886.20	59.27%	6.713%	754	$830,514.41	69.39%
1	143	112,502,604.59	34.16	6.593	753	786,731.50	68.25
2	20	14,439,773.59	4.39	6.638	759	721,988.68	69.93
4	1	607,580.00	0.18	7.750	789	607,580.00	90.00
5	1	3,000,000.00	0.91	6.500	785	3,000,000.00	51.72
6	1	3,575,000.00	1.09	6.625	763	3,575,000.00	65.00
Total	401	$329,295,844.38	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately one month.

Loan Programs for the Group 1 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5/1 LIBOR Fully Amortizing	26	$26,219,896.55	7.96%	6.537%	759	$1,008,457.56	65.71%
5/1 LIBOR 40/30 Balloon	2	229,600.00	0.07	9.064	750	114,800.00	80.00
5/1 LIBOR Interest Only	373	302,846,347.83	91.97	6.677	754	811,920.50	69.12
Total	401	$329,295,844.38	100.00%

Original Interest Only Terms of the Group 1 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	28	$26,449,496.55	8.03%	6.559%	759	$944,624.88	65.83%
120	373	302,846,347.83	91.97	6.677	754	811,920.50	69.12
Total	401	$329,295,844.38	100.00%

Prepayment Charge Terms and Types of the Group 1 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	243	$200,561,742.78	60.91%	6.705%	759	$825,356.97	68.24%
12 – Hard	103	87,023,885.23	26.43	6.650	748	844,892.09	69.05
24 – Hard	12	10,367,404.97	3.15	6.462	766	863,950.41	71.54
36 – Hard	43	31,342,811.40	9.52	6.546	743	728,902.59	71.37
Total	401	$329,295,844.38	100.00%

Gross Margins for the Group 1 Mortgage Loans (1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.001 - 2.500	10	$3,604,694.17	1.09%	6.840%	755	$360,469.42	73.66%
2.501 - 3.000	390	325,083,570.21	98.72	6.664	755	833,547.62	68.76
3.001 - 3.500	1	607,580.00	0.18	7.750	789	607,580.00	90.00
Total	401	$329,295,844.38	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 2.746%.

Months to Initial Adjustment Date for the Group 1 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
51 – 60	383	$315,366,244.38	95.77%	6.657%	754	$823,410.56	68.71%
61 – 70	18	13,929,600.00	4.23	6.904	767	773,866.67	72.11
Total	401	$329,295,844.38	100.00%

Maximum Mortgage Rates for the Group 1 Mortgage Loans (1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
10.500 - 10.999	11	$10,282,461.63	3.12%	5.840%	765	$934,769.24	63.87%
11.000 - 11.499	144	119,158,778.22	36.19	6.263	759	827,491.52	67.23
11.500 - 11.999	160	136,101,542.57	41.33	6.656	751	850,634.64	69.48
12.000 - 12.499	46	37,332,084.65	11.34	7.180	751	811,567.06	69.08
12.500 - 12.999	22	16,174,947.31	4.91	7.649	758	735,224.88	72.61
13.000 - 13.499	3	1,275,050.00	0.39	7.689	750	425,016.67	64.17
13.500 - 13.999	7	4,223,680.00	1.28	8.665	737	603,382.86	74.34
14.000 - 14.499	3	2,287,000.00	0.69	9.273	775	762,333.33	85.63
14.500 - 14.999	4	1,680,300.00	0.51	9.725	732	420,075.00	85.02
15.000 - 15.499	1	780,000.00	0.24	10.000	774	780,000.00	80.00
Total	401	$329,295,844.38	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 11.670%.

Initial Periodic Rate Caps for the Group 1 Mortgage Loans (1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5.000	400	$328,645,844.38	99.80%	6.667%	755	$821,614.61	68.87%
6.000	1	650,000.00	0.20	7.125	752	650,000.00	61.90
Total	401	$329,295,844.38	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Group 1 Mortgage Loans was approximately 5.002%.

Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.000	401	$329,295,844.38	100.00%	6.668%	755	$821,186.64	68.86%
Total	401	$329,295,844.38	100.00%

Origination Channels for the Group 1 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Mortgage Professionals	247	$195,738,981.55	59.44%	6.677%	753	$792,465.51	70.30%
Consumer Direct	57	38,086,920.78	11.57	6.792	747	668,191.59	67.01
Correspondent	97	95,469,942.05	28.99	6.600	762	984,226.21	66.64
Total	401	$329,295,844.38	100.00%

Loan Group 2

Mortgage Rates for the Group 2 Mortgage Loans (1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	2	$1,159,920.00	0.62%	5.397%	768	$579,960.00	80.00%
5.501 - 6.000	22	17,761,775.62	9.43	5.932	767	807,353.44	63.37
6.001 - 6.500	79	67,627,156.12	35.91	6.365	767	856,039.95	66.47
6.501 - 7.000	95	78,140,737.24	41.49	6.774	758	822,534.08	67.54
7.001 - 7.500	21	15,616,888.81	8.29	7.190	733	743,661.37	65.02
7.501 - 8.000	3	2,276,500.00	1.21	7.748	749	758,833.33	77.91
8.001 - 8.500	6	4,649,750.00	2.47	8.317	747	774,958.33	74.43
8.501 - 9.000	1	347,000.00	0.18	8.750	743	347,000.00	88.97
9.501 - 10.000	1	740,000.00	0.39	9.625	775	740,000.00	80.00
Total	230	$188,319,727.79	100.00%
____________
(1)	As of the Cut off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.638% per annum.

Current Principal Balances for the Group 2 Mortgage Loans (1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
200,000.01 - 250,000.00	3	$652,104.00	0.35%	6.342%	765	$217,368.00	59.23%
250,000.01 - 300,000.00	4	1,114,898.35	0.59	6.687	747	278,724.59	69.78
300,000.01 - 350,000.00	5	1,669,116.36	0.89	7.357	761	333,823.27	77.87
350,000.01 - 400,000.00	2	787,991.67	0.42	6.813	725	393,995.84	79.50
400,000.01 - 450,000.00	14	6,115,318.35	3.25	6.600	739	436,808.45	70.50
450,000.01 - 500,000.00	28	13,310,637.13	7.07	6.592	752	475,379.90	71.27
500,000.01 - 550,000.00	15	7,854,525.07	4.17	6.560	752	523,635.00	70.19
550,000.01 - 600,000.00	25	14,314,003.07	7.60	6.791	760	572,560.12	72.83
600,000.01 - 650,000.00	17	10,744,071.87	5.71	6.839	753	632,004.23	65.89
650,000.01 - 700,000.00	13	8,835,014.87	4.69	6.562	767	679,616.53	74.09
700,000.01 - 750,000.00	9	6,629,180.09	3.52	6.851	771	736,575.57	68.88
750,000.01 - 800,000.00	9	7,087,420.78	3.76	6.569	756	787,491.20	67.84
800,000.01 - 850,000.00	5	4,188,500.00	2.22	6.348	754	837,700.00	62.64
850,000.01 - 900,000.00	6	5,286,750.00	2.81	6.538	778	881,125.00	69.65
900,000.01 - 950,000.00	6	5,511,030.42	2.93	6.292	760	918,505.07	62.63
950,000.01 - 1,000,000.00	21	20,720,000.00	11.00	6.701	764	986,666.67	70.67
1,000,000.01 - 1,250,000.00	21	23,850,919.65	12.67	6.498	757	1,135,758.08	66.64
1,250,000.01 - 1,500,000.00	11	16,062,746.11	8.53	6.745	761	1,460,249.65	57.51
1,500,000.01 - 1,750,000.00	5	8,331,000.00	4.42	6.507	760	1,666,200.00	59.48
1,750,000.01 - 2,000,000.00	6	11,537,500.00	6.13	6.623	768	1,922,916.67	65.70
2,000,000.01 - 2,250,000.00	2	4,310,000.00	2.29	6.808	734	2,155,000.00	62.56
2,250,000.01 - 2,500,000.00	1	2,380,000.00	1.26	7.125	741	2,380,000.00	70.00
2,750,000.01 - 3,000,000.00	1	3,000,000.00	1.59	6.500	788	3,000,000.00	48.39
4,000,000.01 - 4,250,000.00	1	4,027,000.00	2.14	6.500	801	4,027,000.00	61.95
Total	230	$188,319,727.79	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $818,781.43.

Original Loan-to-Value Ratios for the Group 2 Mortgage Loans (1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
20.01 - 30.00	1	$557,000.00	0.30%	7.125%	796	$557,000.00	24.24%
30.01 - 40.00	5	4,732,222.45	2.51	6.097	770	946,444.49	35.08
40.01 - 50.00	18	16,978,057.56	9.02	6.523	770	943,225.42	46.59
50.01 - 60.00	30	26,953,633.19	14.31	6.630	753	898,454.44	56.51
60.01 - 70.00	56	58,044,618.38	30.82	6.724	762	1,036,511.04	65.74
70.01 - 80.00	112	76,769,865.75	40.77	6.606	758	685,445.23	77.45
80.01 - 90.00	8	4,284,330.46	2.28	7.093	754	535,541.31	85.05
Total	230	$188,319,727.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 67.01%.

Original Term to Stated Maturity for the Group 2 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	230	$188,319,727.79	100.00%	6.638%	760	$818,781.43	67.01%
Total	230	$188,319,727.79	100.00%

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans (1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
352	1	$1,000,000.00	0.53%	6.375%	747	$1,000,000.00	76.92%
354	8	4,611,544.07	2.45	6.131	752	576,443.01	70.80
355	16	9,674,461.04	5.14	6.367	741	604,653.82	73.92
356	3	2,041,697.81	1.08	6.777	757	680,565.94	72.06
357	7	4,305,716.49	2.29	6.592	754	615,102.36	74.68
358	24	21,165,796.96	11.24	6.754	756	881,908.21	67.05
359	91	75,014,124.42	39.83	6.605	765	824,331.04	66.28
360	80	70,506,387.00	37.44	6.712	760	881,329.84	65.83
Total	230	$188,319,727.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Arizona	3	$1,415,901.29	0.75%	6.374%	734	$471,967.10	72.14%
California	141	113,325,292.37	60.18	6.640	758	803,725.48	66.05
Colorado	9	7,260,628.78	3.86	6.704	763	806,736.53	72.33
Connecticut	1	975,000.00	0.52	6.875	707	975,000.00	76.47
Delaware	1	572,000.00	0.30	7.125	714	572,000.00	76.27
District of Columbia	1	682,000.00	0.36	6.250	753	682,000.00	62.00
Florida	10	6,452,287.00	3.43	6.580	762	645,228.70	73.70
Georgia	3	2,012,704.69	1.07	6.983	745	670,901.56	70.46
Hawaii	2	1,631,309.55	0.87	6.600	802	815,654.78	75.98
Illinois	2	1,165,000.00	0.62	7.139	718	582,500.00	61.20
Indiana	1	439,571.67	0.23	7.000	744	439,571.67	80.00
Maryland	2	1,934,998.14	1.03	7.053	704	967,499.07	64.66
Massachusetts	5	4,489,291.38	2.38	6.218	768	897,858.28	59.62
Mississippi	1	478,162.11	0.25	6.875	713	478,162.11	84.17
Montana	1	1,500,000.00	0.80	8.500	744	1,500,000.00	68.18
Nevada	7	9,137,000.00	4.85	6.656	786	1,305,285.71	64.90
New Jersey	5	4,167,500.00	2.21	6.886	780	833,500.00	76.41
New York	18	19,000,184.88	10.09	6.470	767	1,055,565.83	62.64
North Carolina	2	1,659,000.00	0.88	6.825	764	829,500.00	79.95
Oregon	2	2,135,000.00	1.13	6.131	759	1,067,500.00	60.64
Pennsylvania	1	341,709.38	0.18	6.875	812	341,709.38	73.39
Rhode Island	1	1,000,000.00	0.53	6.750	709	1,000,000.00	76.92
South Carolina	1	1,095,000.00	0.58	6.875	778	1,095,000.00	68.44
Texas	1	334,906.98	0.18	6.875	741	334,906.98	77.19
Virginia	4	2,421,198.44	1.29	6.354	777	605,299.61	78.63
Washington	5	2,694,081.13	1.43	6.459	748	538,816.23	76.79
Total	230	$188,319,727.79	100.00%

Mortgagors’ FICO Credit Scores for the Group 2 Mortgage Loans (1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
681 – 700	4	$2,649,000.00	1.41%	6.984%	700	$662,250.00	68.62%
701 – 720	30	23,047,563.93	12.24	6.819	709	768,252.13	68.97
721 – 740	28	19,599,817.36	10.41	6.676	729	699,993.48	65.71
741 – 760	52	43,147,356.23	22.91	6.659	749	829,756.85	67.48
761 – 780	57	45,773,971.09	24.31	6.660	772	803,052.12	68.79
781 – 800	41	36,582,148.79	19.43	6.500	790	892,247.53	65.15
801 – 820	18	17,519,870.39	9.30	6.487	805	973,326.13	63.74
Total	230	$188,319,727.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans was approximately 760.

Types of Mortgaged Properties for the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Single Family Residence	170	$133,339,859.41	70.81%	6.672%	757	$784,352.11	67.52%
Planned Unit Development (PUD)	31	30,294,063.94	16.09	6.565	769	977,227.87	66.85
Low-Rise Condominium	11	7,683,537.91	4.08	6.687	756	698,503.45	67.18
Two-Family Residence	3	2,358,750.00	1.25	6.923	742	786,250.00	74.23
High-Rise Condominium	6	3,718,500.00	1.97	6.414	771	619,750.00	70.20
Four-Family Residence	1	910,000.00	0.48	6.250	724	910,000.00	65.00
Three-Family Residence	1	1,000,000.00	0.53	6.625	734	1,000,000.00	58.82
Cooperative	7	9,015,016.53	4.79	6.397	786	1,287,859.50	57.83
Total	230	$188,319,727.79	100.00%

Purposes of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Purchase	73	$61,547,762.92	32.68%	6.475%	771	$843,120.04	70.15%
Refinance (Rate/Term)	105	86,273,240.99	45.81	6.722	757	821,649.91	67.27
Refinance (Cash Out)	52	40,498,723.88	21.51	6.708	749	778,821.61	61.70
Total	230	$188,319,727.79	100.00%

Occupancy Types for the Group 2 Mortgage Loans (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	192	$159,740,698.79	84.82%	6.602%	758	$831,982.81	67.04%
Secondary Home	14	12,076,700.00	6.41	6.656	787	862,621.43	71.05
Investment	24	16,502,329.00	8.76	6.976	756	687,597.04	63.76
Total	230	$188,319,727.79	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Group 2 Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	76	$66,132,163.86	35.12%	6.412%	772	$870,160.05	67.07%
FastForward	3	2,008,287.00	1.07	6.818	772	669,429.00	56.21
Stated Income	135	108,069,567.34	57.39	6.729	754	800,515.31	68.36
No Ratio	7	6,571,550.00	3.49	7.099	730	938,792.86	59.36
No Income/No Asset	3	1,709,900.73	0.91	6.991	758	569,966.91	58.81
No Doc	6	3,828,258.86	2.03	6.920	771	638,043.14	50.50
Total	230	$188,319,727.79	100.00%

Loan Age for the Group 2 Mortgage Loans (1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	80	$70,506,387.00	37.44%	6.712%	760	$881,329.84	65.83%
1	91	75,014,124.42	39.83	6.605	765	824,331.04	66.28
2	24	21,165,796.96	11.24	6.754	756	881,908.21	67.05
3	7	4,305,716.49	2.29	6.592	754	615,102.36	74.68
4	3	2,041,697.81	1.08	6.777	757	680,565.94	72.06
5	16	9,674,461.04	5.14	6.367	741	604,653.82	73.92
6	8	4,611,544.07	2.45	6.131	752	576,443.01	70.80
8	1	1,000,000.00	0.53	6.375	747	1,000,000.00	76.92
Total	230	$188,319,727.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately one month.

Loan Programs for the Group 2 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
7/1 LIBOR Fully Amortizing	13	$10,079,692.84	5.35%	6.612%	752	$775,360.99	71.39%
7/1 LIBOR 40/30 Balloon	2	1,684,192.11	0.89	6.225	774	842,096.06	51.06
7/1 LIBOR Interest Only	198	166,846,734.60	88.60	6.671	761	842,660.28	66.68
7/6 LIBOR Fully Amortizing	2	1,334,820.24	0.71	5.763	777	667,410.12	70.83
7/6 LIBOR Interest Only	15	8,374,288.00	4.45	6.238	745	558,285.87	71.05
Total	230	$188,319,727.79	100.00%

Original Interest Only Terms of the Group 2 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	17	$13,098,705.19	6.96%	6.475%	758	$770,512.07	68.72%
84	6	2,978,748.14	1.58	6.265	741	496,458.02	78.63
120	207	172,242,274.46	91.46	6.657	760	832,088.28	66.68
Total	230	$188,319,727.79	100.00%

Prepayment Charge Terms and Types of the Group 2 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	163	$131,319,387.75	69.73%	6.664%	761	$805,640.42	67.16%
12 – Hard	30	27,691,728.65	14.70	6.677	757	923,057.62	66.89
12 – Soft	1	443,197.81	0.24	6.875	717	443,197.81	80.00
24 – Hard	10	11,281,381.00	5.99	6.520	767	1,128,138.10	67.58
36 – Hard	22	15,498,438.51	8.23	6.498	751	704,474.48	65.15
36 – Soft	4	2,085,594.07	1.11	6.126	757	521,398.52	67.56
Total	230	$188,319,727.79	100.00%

Gross Margins for the Group 2 Mortgage Loans (1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.001 - 2.500	27	$15,232,772.41	8.09%	6.368%	755	$564,176.76	74.04%
2.501 - 3.000	200	171,515,361.31	91.08	6.667	761	857,576.81	66.48
3.001 - 3.500	3	1,571,594.07	0.83	6.074	751	523,864.69	56.71
Total	230	$188,319,727.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.716%.

Months to Initial Adjustment Date for the Group 2 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
71 – 80	28	$17,327,702.92	9.20%	6.353%	746	$618,846.53	73.04%
81 – 90	202	170,992,024.87	90.80	6.667	761	846,495.17	66.40
Total	230	$188,319,727.79	100.00%

Maximum Mortgage Rates for the Group 2 Mortgage Loans (1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
10.000 - 10.499	1	$479,920.00	0.25%	5.250%	740	$479,920.00	80.00%
10.500 - 10.999	9	7,363,166.16	3.91	5.840	761	818,129.57	68.30
11.000 - 11.499	51	42,433,267.14	22.53	6.220	766	832,024.85	65.12
11.500 - 11.999	118	100,672,123.11	53.46	6.663	765	853,153.59	67.03
12.000 - 12.499	36	27,187,498.88	14.44	6.927	739	755,208.30	66.38
12.500 - 12.999	7	4,447,002.50	2.36	7.350	735	635,286.07	73.37
13.000 - 13.499	5	3,149,750.00	1.67	8.230	749	629,950.00	77.40
13.500 - 13.999	2	1,847,000.00	0.98	8.547	744	923,500.00	72.09
14.500 - 14.999	1	740,000.00	0.39	9.625	775	740,000.00	80.00
Total	230	$188,319,727.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 11.682%.

Initial Periodic Rate Caps for the Group 2 Mortgage Loans (1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
3.000	6	$3,101,832.37	1.65%	6.138%	742	$516,972.06	66.32%
5.000	215	180,038,819.15	95.60	6.661	760	837,389.86	66.87
6.000	9	5,179,076.27	2.75	6.159	757	575,452.92	72.36
Total	230	$188,319,727.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Group 2 Mortgage Loans was approximately 4.995%.

Subsequent Periodic Rate Caps for the Group 2 Mortgage Loans (1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
1.000	8	$4,530,031.97	2.41%	6.189%	742	$566,254.00	69.48%
2.000	222	183,789,695.82	97.59	6.649	760	827,881.51	66.95
Total	230	$188,319,727.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans was approximately 1.976%.

Origination Channels for the Group 2 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Mortgage Professionals	66	$60,617,594.17	32.19%	6.687%	762	$918,448.40	64.62%
Consumer Direct	68	53,586,391.91	28.46	6.825	755	788,035.18	69.25
Correspondent	64	56,781,136.93	30.15	6.512	765	887,205.26	65.66
Conduit	32	17,334,604.78	9.20	6.305	751	541,706.40	72.91
Total	230	$188,319,727.79	100.00%

Loan Group 3

Mortgage Rates for the Group 3 Mortgage Loans (1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	2	$1,558,800.00	0.81%	5.375%	735	$779,400.00	72.58%
5.501 - 6.000	6	4,954,000.00	2.59	5.899	757	825,666.67	68.82
6.001 - 6.500	72	66,654,323.39	34.79	6.398	760	925,754.49	69.04
6.501 - 7.000	122	105,525,789.19	55.08	6.753	758	864,965.49	71.18
7.001 - 7.500	10	7,301,361.71	3.81	7.313	760	730,136.17	73.28
7.501 - 8.000	5	3,078,378.31	1.61	7.820	742	615,675.66	66.77
8.001 - 8.500	2	1,597,600.00	0.83	8.492	708	798,800.00	75.31
8.501 - 9.000	1	905,000.00	0.47	9.000	739	905,000.00	69.62
Total	220	$191,575,252.60	100.00%
____________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans was approximately 6.660% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.657% per annum.

Current Principal Balances for the Group 3 Mortgage Loans (1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
50,000.01 - 100,000.00	1	$97,600.00	0.05%	8.375%	718	$97,600.00	80.00%
400,000.01 - 450,000.00	7	3,027,307.68	1.58	6.404	758	432,472.53	68.40
450,000.01 - 500,000.00	22	10,538,854.88	5.50	6.675	765	479,038.86	70.07
500,000.01 - 550,000.00	28	14,801,790.31	7.73	6.837	757	528,635.37	71.12
550,000.01 - 600,000.00	18	10,427,062.69	5.44	6.581	750	579,281.26	71.00
600,000.01 - 650,000.00	17	10,687,390.00	5.58	6.780	750	628,670.00	72.63
650,000.01 - 700,000.00	23	15,660,442.56	8.17	6.663	758	680,888.81	75.07
700,000.01 - 750,000.00	10	7,370,958.00	3.85	6.784	771	737,095.80	65.23
750,000.01 - 800,000.00	8	6,239,468.00	3.26	6.610	765	779,933.50	72.48
800,000.01 - 850,000.00	6	5,008,935.00	2.61	6.827	750	834,822.50	64.40
850,000.01 - 900,000.00	10	8,856,250.00	4.62	6.625	758	885,625.00	70.75
900,000.01 - 950,000.00	5	4,672,598.58	2.44	6.958	749	934,519.72	58.13
950,000.01 - 1,000,000.00	17	16,838,715.51	8.79	6.427	755	990,512.68	65.17
1,000,000.01 - 1,250,000.00	15	17,012,575.34	8.88	6.567	768	1,134,171.69	73.45
1,250,000.01 - 1,500,000.00	15	20,866,554.99	10.89	6.710	754	1,391,103.67	74.35
1,500,000.01 - 1,750,000.00	5	8,082,002.08	4.22	6.750	765	1,616,400.42	76.84
1,750,000.01 - 2,000,000.00	6	11,275,496.98	5.89	6.643	755	1,879,249.50	72.28
2,000,000.01 - 2,250,000.00	1	2,176,000.00	1.14	6.625	783	2,176,000.00	80.00
2,250,000.01 - 2,500,000.00	2	5,000,000.00	2.61	6.688	767	2,500,000.00	62.66
2,500,000.01 - 2,750,000.00	1	2,546,250.00	1.33	6.500	786	2,546,250.00	75.00
2,750,000.01 - 3,000,000.00	2	5,999,000.00	3.13	6.625	749	2,999,500.00	64.14
4,250,000.01 - 4,500,000.00	1	4,390,000.00	2.29	6.500	720	4,390,000.00	54.88
Total	220	$191,575,252.60	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Group 3 Mortgage Loans was approximately $870,796.60.

Original Loan-to-Value Ratios for the Group 3 Mortgage Loans (1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
20.01 - 30.00	5	$2,847,057.00	1.49%	6.580%	751	$569,411.40	25.65%
30.01 - 40.00	5	3,936,100.00	2.05	6.586	769	787,220.00	32.64
40.01 - 50.00	9	7,271,097.59	3.80	6.554	760	807,899.73	44.23
50.01 - 60.00	22	25,571,948.21	13.35	6.609	742	1,162,361.28	57.07
60.01 - 70.00	40	36,742,271.87	19.18	6.758	764	918,556.80	66.52
70.01 - 80.00	130	110,360,292.25	57.61	6.644	759	848,925.33	78.27
80.01 - 90.00	9	4,846,485.68	2.53	6.829	754	538,498.41	87.76
Total	220	$191,575,252.60	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 70.42%.

Original Term to Stated Maturity for the Group 3 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	220	$191,575,252.60	100.00%	6.660%	758	$870,796.60	70.42%
Total	220	$191,575,252.60	100.00%

Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans (1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
349	1	$984,589.10	0.51%	6.375%	780	$984,589.10	46.28%
353	2	1,255,000.00	0.66	7.029	756	627,500.00	71.80
354	6	3,661,798.85	1.91	6.421	747	610,299.81	73.30
355	6	4,355,000.00	2.27	6.283	760	725,833.33	74.20
356	2	1,700,000.00	0.89	6.081	750	850,000.00	61.30
358	16	11,768,707.41	6.14	6.709	763	735,544.21	77.11
359	69	62,351,443.24	32.55	6.699	758	903,644.10	71.92
360	118	105,498,714.00	55.07	6.663	757	894,056.90	68.89
Total	220	$191,575,252.60	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Group 3 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Arizona	7	$5,447,928.85	2.84%	7.320%	736	$778,275.55	69.92%
California	113	96,854,230.05	50.56	6.641	759	857,117.08	71.94
Colorado	6	5,353,997.91	2.79	6.602	772	892,332.99	57.59
Connecticut	6	8,474,000.00	4.42	6.534	756	1,412,333.33	68.26
Delaware	1	1,680,000.00	0.88	6.750	776	1,680,000.00	80.00
Florida	10	7,131,898.58	3.72	6.512	759	713,189.86	67.62
Georgia	3	2,834,200.00	1.48	6.447	762	944,733.33	75.26
Hawaii	1	600,000.00	0.31	6.750	702	600,000.00	80.00
Illinois	2	1,844,500.00	0.96	6.561	746	922,250.00	54.73
Maryland	2	2,187,300.00	1.14	6.613	716	1,093,650.00	77.03
Massachusetts	7	4,741,000.00	2.47	6.658	778	677,285.71	70.83
Minnesota	2	1,365,370.81	0.71	6.500	784	682,685.41	79.42
Nevada	2	1,107,600.00	0.58	7.455	738	553,800.00	74.97
New Jersey	3	2,090,500.00	1.09	6.633	783	696,833.33	71.44
New York	31	30,845,478.74	16.10	6.578	763	995,015.44	66.16
North Carolina	4	2,949,225.00	1.54	6.753	761	737,306.25	75.54
Oregon	3	2,801,500.98	1.46	6.641	755	933,833.66	69.37
Pennsylvania	1	565,000.00	0.29	6.625	703	565,000.00	75.84
Tennessee	1	1,000,000.00	0.52	6.500	747	1,000,000.00	59.70
Texas	2	1,424,984.68	0.74	6.838	741	712,492.34	67.25
Utah	3	3,499,000.00	1.83	7.693	718	1,166,333.33	73.83
Virginia	3	1,700,200.00	0.89	6.673	742	566,733.33	81.65
Washington	7	5,077,337.00	2.65	6.545	748	725,333.86	74.39
Total	220	$191,575,252.60	100.00%

Mortgagors’ FICO Credit Scores for the Group 3 Mortgage Loans (1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
681 – 700	2	$1,149,500.00	0.60%	6.801%	700	$574,750.00	75.28%
701 – 720	26	22,790,865.58	11.90	6.733	712	876,571.75	69.75
721 – 740	44	38,276,115.22	19.98	6.771	731	869,911.71	67.18
741 – 760	35	32,585,205.88	17.01	6.635	752	931,005.88	70.70
761 – 780	54	45,249,834.36	23.62	6.611	770	837,959.90	71.83
781 – 800	47	41,525,956.56	21.68	6.627	788	883,530.99	72.30
801 – 820	12	9,997,775.00	5.22	6.493	806	833,147.92	68.64
Total	220	$191,575,252.60	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 3 Mortgage Loans was approximately 758.

Types of Mortgaged Properties for the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Single Family Residence	150	$133,062,151.34	69.46%	6.668%	756	$887,081.01	70.15%
Planned Unit Development (PUD)	44	36,198,257.52	18.90	6.696	756	822,687.67	72.05
Low-Rise Condominium	6	3,264,200.00	1.70	6.445	762	544,033.33	72.26
Two-Family Residence	5	4,593,499.99	2.40	6.661	758	918,700.00	75.04
High-Rise Condominium	7	5,147,300.00	2.69	6.525	773	735,328.57	74.70
Three-Family Residence	1	975,000.00	0.51	6.625	784	975,000.00	56.03
Townhouse	2	1,835,000.00	0.96	6.750	777	917,500.00	73.66
Cooperative	5	6,499,843.75	3.39	6.498	783	1,299,968.75	60.44
Total	220	$191,575,252.60	100.00%

Purposes of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Purchase	99	$96,914,228.74	50.59%	6.600%	768	$978,931.60	73.80%
Refinance (Rate/Term)	54	41,967,526.48	21.91	6.824	738	777,176.42	70.02
Refinance (Cash Out)	67	52,693,497.38	27.51	6.640	755	786,470.11	64.51
Total	220	$191,575,252.60	100.00%

Occupancy Types for the Group 3 Mortgage Loans (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	192	$166,280,727.60	86.80%	6.649%	757	$866,045.46	71.10%
Secondary Home	16	15,879,225.00	8.29	6.672	769	992,451.56	64.90
Investment	12	9,415,300.00	4.91	6.837	747	784,608.33	67.65
Total	220	$191,575,252.60	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Group 3 Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	107	$101,676,045.14	53.07%	6.558%	762	$950,243.41	72.08%
Fast Forward	6	3,504,800.00	1.83	6.743	773	584,133.33	71.92
Stated Income	97	79,221,147.34	41.35	6.774	751	816,712.86	69.88
No Ratio	3	2,316,439.70	1.21	6.783	748	772,146.57	50.74
No Doc	7	4,856,820.42	2.54	6.829	759	693,831.49	52.73
Total	220	$191,575,252.60	100.00%

Loan Age for the Group 3 Mortgage Loans (1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	118	$105,498,714.00	55.07%	6.663%	757	$894,056.90	68.89%
1	69	62,351,443.24	32.55	6.699	758	903,644.10	71.92
2	16	11,768,707.41	6.14	6.709	763	735,544.21	77.11
4	2	1,700,000.00	0.89	6.081	750	850,000.00	61.30
5	6	4,355,000.00	2.27	6.283	760	725,833.33	74.20
6	6	3,661,798.85	1.91	6.421	747	610,299.81	73.30
7	2	1,255,000.00	0.66	7.029	756	627,500.00	71.80
11	1	984,589.10	0.51	6.375	780	984,589.10	46.28
Total	220	$191,575,252.60	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 3 Mortgage Loans was approximately one month.

Loan Programs for the Group 3 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
10/1 LIBOR Fully Amortizing	20	$17,521,815.29	9.15%	6.586%	764	$876,090.76	68.03%
10/1 LIBOR 40/30 Balloon	2	577,404.25	0.30	7.232	708	288,702.13	75.69
10/1 LIBOR Interest Only	187	165,975,234.21	86.64	6.678	757	887,568.10	70.59
10/6 LIBOR Interest Only	11	7,500,798.85	3.92	6.403	757	681,890.80	71.89
Total	220	$191,575,252.60	100.00%

Original Interest Only Terms of the Group 3 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	22	$18,099,219.54	9.45%	6.606%	763	$822,691.80	68.27%
120	198	173,476,033.06	90.55	6.666	757	876,141.58	70.64
Total	220	$191,575,252.60	100.00%

Prepayment Charge Terms and Types of the Group 3 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	166	$142,725,105.37	74.50%	6.669%	761	$859,789.79	71.03%
12 – Hard	17	15,782,754.25	8.24	6.694	755	928,397.31	69.75
24 – Hard	5	7,048,199.99	3.68	6.599	731	1,409,640.00	60.55
36 – Hard	27	22,233,992.99	11.61	6.632	747	823,481.22	70.80
36 – Soft	5	3,785,200.00	1.98	6.475	750	757,040.00	66.28
Total	220	$191,575,252.60	100.00%

Gross Margins for the Group 3 Mortgage Loans (1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.001 - 2.500	19	$13,178,387.95	6.88%	6.406%	755	$693,599.37	70.11%
2.501 - 3.000	200	177,901,864.65	92.86	6.677	758	889,509.32	70.39
3.501 - 4.000	1	495,000.00	0.26	7.500	800	495,000.00	89.19
Total	220	$191,575,252.60	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 3 Mortgage Loans was approximately 2.719%.

Months to Initial Adjustment Date for the Group 3 Mortgage Loans

Range of Number of Months to Initial Adjustment Date (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
101 – 110	1	$984,589.10	0.51%	6.375%	780	$984,589.10	46.28%
111 – 120	208	180,351,163.50	94.14	6.643	759	867,072.90	70.42
121 – 130	11	10,239,500.00	5.34	6.995	741	930,863.64	72.71
Total	220	$191,575,252.60	100.00%

Maximum Mortgage Rates for the Group 3 Mortgage Loans (1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
10.000 - 10.499	1	$991,000.00	0.52%	5.375%	719	$991,000.00	68.34%
10.500 - 10.999	3	2,564,000.00	1.34	5.826	746	854,666.67	66.49
11.000 - 11.499	39	31,440,601.60	16.41	6.271	768	806,169.27	68.85
11.500 - 11.999	144	134,295,170.88	70.10	6.679	757	932,605.35	70.70
12.000 - 12.499	19	12,409,702.96	6.48	6.843	755	653,142.26	71.81
12.500 - 12.999	8	5,371,898.85	2.80	7.312	752	671,487.36	67.54
13.000 - 13.499	3	1,272,878.31	0.66	8.029	751	424,292.77	80.00
13.500 - 13.999	2	2,325,000.00	1.21	8.145	719	1,162,500.00	75.00
14.000 - 14.499	1	905,000.00	0.47	9.000	739	905,000.00	69.62
Total	220	$191,575,252.60	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 3 Mortgage Loans was approximately 11.699%.

Initial Periodic Rate Caps for the Group 3 Mortgage Loans (1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5.000	209	$184,074,453.75	96.08%	6.671%	758	$880,739.01	70.36%
6.000	11	7,500,798.85	3.92	6.403	757	681,890.80	71.89
Total	220	$191,575,252.60	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Group 3 Mortgage Loans was approximately 5.039%.

Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.000	220	$191,575,252.60	100.00%	6.660%	758	$870,796.60	70.42%
Total	220	$191,575,252.60	100.00%

Origination Channels for the Group 3 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Mortgage Professionals	78	$63,615,817.67	33.21%	6.646%	756	$815,587.41	71.68%
Consumer Direct	38	27,165,809.16	14.18	6.791	744	714,889.71	70.44
Correspondent	87	88,837,237.82	46.37	6.668	763	1,021,117.68	69.63
Conduit	17	11,956,387.95	6.24	6.383	756	703,316.94	69.54
Total	220	$191,575,252.60	100.00%

Aggregate Loan Group II

Mortgage Rates for the Mortgage Loans in Aggregate Loan Group II (1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	4	$2,718,720.00	0.72%	5.384%	749	$679,680.00	75.75%
5.501 - 6.000	28	22,715,775.62	5.98	5.925	765	811,277.70	64.56
6.001 - 6.500	151	134,281,479.51	35.35	6.381	763	889,281.32	67.75
6.501 - 7.000	217	183,666,526.43	48.35	6.762	758	846,389.52	69.63
7.001 - 7.500	31	22,918,250.52	6.03	7.229	742	739,298.40	67.65
7.501 - 8.000	8	5,354,878.31	1.41	7.790	745	669,359.79	71.50
8.001 - 8.500	8	6,247,350.00	1.64	8.362	737	780,918.75	74.65
8.501 - 9.000	2	1,252,000.00	0.33	8.931	740	626,000.00	74.98
9.501 - 10.000	1	740,000.00	0.19	9.625	775	740,000.00	80.00
Total	450	$379,894,980.39	100.00%
____________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in Aggregate Loan Group II was approximately 6.649% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in Aggregate Loan Group II net of the insurance premiums charged by the lender was approximately 6.648% per annum.

Current Principal Balances for the Mortgage Loans in Aggregate Loan Group II (1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
50,000.01 - 100,000.00	1	$97,600.00	0.03%	8.375%	718	$97,600.00	80.00%
200,000.01 - 250,000.00	3	652,104.00	0.17	6.342	765	217,368.00	59.23
250,000.01 - 300,000.00	4	1,114,898.35	0.29	6.687	747	278,724.59	69.78
300,000.01 - 350,000.00	5	1,669,116.36	0.44	7.357	761	333,823.27	77.87
350,000.01 - 400,000.00	2	787,991.67	0.21	6.813	725	393,995.84	79.50
400,000.01 - 450,000.00	21	9,142,626.03	2.41	6.535	745	435,363.14	69.81
450,000.01 - 500,000.00	50	23,849,492.01	6.28	6.629	758	476,989.84	70.74
500,000.01 - 550,000.00	43	22,656,315.38	5.96	6.741	755	526,891.06	70.79
550,000.01 - 600,000.00	43	24,741,065.76	6.51	6.703	756	575,373.62	72.06
600,000.01 - 650,000.00	34	21,431,461.87	5.64	6.809	751	630,337.11	69.25
650,000.01 - 700,000.00	36	24,495,457.43	6.45	6.627	761	680,429.37	74.72
700,000.01 - 750,000.00	19	14,000,138.09	3.69	6.816	771	736,849.37	66.96
750,000.01 - 800,000.00	17	13,326,888.78	3.51	6.588	760	783,934.63	70.01
800,000.01 - 850,000.00	11	9,197,435.00	2.42	6.609	752	836,130.45	63.60
850,000.01 - 900,000.00	16	14,143,000.00	3.72	6.592	766	883,937.50	70.34
900,000.01 - 950,000.00	11	10,183,629.00	2.68	6.598	755	925,784.45	60.57
950,000.01 – 1,000,000.00	38	37,558,715.51	9.89	6.578	760	988,387.25	68.20
1,000,000.01 - 1,250,000.00	36	40,863,494.99	10.76	6.527	762	1,135,097.08	69.47
1,250,000.01 - 1,500,000.00	26	36,929,301.10	9.72	6.725	757	1,420,357.73	67.02
1,500,000.01 - 1,750,000.00	10	16,413,002.08	4.32	6.627	762	1,641,300.21	68.02
1,750,000.01 - 2,000,000.00	12	22,812,996.98	6.01	6.633	762	1,901,083.08	68.95
2,000,000.01 - 2,250,000.00	3	6,486,000.00	1.71	6.746	750	2,162,000.00	68.41
2,250,000.01 - 2,500,000.00	3	7,380,000.00	1.94	6.829	758	2,460,000.00	65.02
2,500,000.01 - 2,750,000.00	1	2,546,250.00	0.67	6.500	786	2,546,250.00	75.00
2,750,000.01 - 3,000,000.00	3	8,999,000.00	2.37	6.583	762	2,999,666.67	58.89
4,000,000.01 - 4,250,000.00	1	4,027,000.00	1.06	6.500	801	4,027,000.00	61.95
4,250,000.01 - 4,500,000.00	1	4,390,000.00	1.16	6.500	720	4,390,000.00	54.88
Total	450	$379,894,980.39	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Mortgage Loans in Aggregate Loan Group II was approximately $844,211.07.

Original Loan-to-Value Ratios for the Mortgage Loans in Aggregate Loan Group II (1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
20.01 - 30.00	6	$3,404,057.00	0.90%	6.669%	758	$567,342.83	25.42%
30.01 - 40.00	10	8,668,322.45	2.28	6.319	770	866,832.25	33.97
40.01 - 50.00	27	24,249,155.15	6.38	6.533	767	898,116.86	45.88
50.01 - 60.00	52	52,525,581.40	13.83	6.620	748	1,010,107.33	56.79
60.01 - 70.00	96	94,786,890.25	24.95	6.737	762	987,363.44	66.04
70.01 - 80.00	242	187,130,158.00	49.26	6.628	759	773,265.12	77.94
80.01 - 90.00	17	9,130,816.14	2.40	6.953	754	537,106.83	86.49
Total	450	$379,894,980.39	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Aggregate Loan Group II was approximately 68.73%.

Original Term to Stated Maturity for the Mortgage Loans in Aggregate Loan Group II

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	450	$379,894,980.39	100.00%	6.649%	759	$844,211.07	68.73%
Total	450	$379,894,980.39	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans in Aggregate Loan Group II (1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
349	1	$984,589.10	0.26%	6.375%	780	$984,589.10	46.28%
352	1	1,000,000.00	0.26	6.375	747	1,000,000.00	76.92
353	2	1,255,000.00	0.33	7.029	756	627,500.00	71.80
354	14	8,273,342.92	2.18	6.260	750	590,953.07	71.91
355	22	14,029,461.04	3.69	6.341	747	637,702.77	74.01
356	5	3,741,697.81	0.98	6.461	754	748,339.56	67.17
357	7	4,305,716.49	1.13	6.592	754	615,102.36	74.68
358	40	32,934,504.37	8.67	6.738	758	823,362.61	70.65
359	160	137,365,567.66	36.16	6.647	762	858,534.80	68.84
360	198	176,005,101.00	46.33	6.683	758	888,914.65	67.66
Total	450	$379,894,980.39	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans in Aggregate Loan Group II was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans in Aggregate Loan Group II

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Arizona	10	$6,863,830.14	1.81%	7.125%	736	$686,383.01	70.38%
California	254	210,179,522.42	55.33	6.640	759	827,478.43	68.77
Colorado	15	12,614,626.69	3.32	6.661	767	840,975.11	66.07
Connecticut	7	9,449,000.00	2.49	6.569	751	1,349,857.14	69.11
Delaware	2	2,252,000.00	0.59	6.845	760	1,126,000.00	79.05
District of Columbia	1	682,000.00	0.18	6.250	753	682,000.00	62.00
Florida	20	13,584,185.58	3.58	6.545	760	679,209.28	70.51
Georgia	6	4,846,904.69	1.28	6.669	755	807,817.45	73.27
Hawaii	3	2,231,309.55	0.59	6.640	775	743,769.85	77.06
Illinois	4	3,009,500.00	0.79	6.785	735	752,375.00	57.24
Indiana	1	439,571.67	0.12	7.000	744	439,571.67	80.00
Maryland	4	4,122,298.14	1.09	6.819	710	1,030,574.54	71.22
Massachusetts	12	9,230,291.38	2.43	6.444	773	769,190.95	65.37
Minnesota	2	1,365,370.81	0.36	6.500	784	682,685.41	79.42
Mississippi	1	478,162.11	0.13	6.875	713	478,162.11	84.17
Montana	1	1,500,000.00	0.39	8.500	744	1,500,000.00	68.18
Nevada	9	10,244,600.00	2.70	6.742	781	1,138,288.89	65.99
New Jersey	8	6,258,000.00	1.65	6.802	781	782,250.00	74.75
New York	49	49,845,663.62	13.12	6.537	764	1,017,258.44	64.82
North Carolina	6	4,608,225.00	1.21	6.779	762	768,037.50	77.13
Oregon	5	4,936,500.98	1.30	6.420	757	987,300.20	65.60
Pennsylvania	2	906,709.38	0.24	6.719	744	453,354.69	74.92
Rhode Island	1	1,000,000.00	0.26	6.750	709	1,000,000.00	76.92
South Carolina	1	1,095,000.00	0.29	6.875	778	1,095,000.00	68.44
Tennessee	1	1,000,000.00	0.26	6.500	747	1,000,000.00	59.70
Texas	3	1,759,891.66	0.46	6.845	741	586,630.55	69.14
Utah	3	3,499,000.00	0.92	7.693	718	1,166,333.33	73.83
Virginia	7	4,121,398.44	1.08	6.486	763	588,771.21	79.88
Washington	12	7,771,418.13	2.05	6.515	748	647,618.18	75.22
Total	450	$379,894,980.39	100.00%

Mortgagors’ FICO Credit Scores for the Mortgage Loans in Aggregate Loan Group II (1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
681 – 700	6	$3,798,500.00	1.00%	6.929%	700	$633,083.33	70.63%
701 – 720	56	45,838,429.51	12.07	6.777	711	818,543.38	69.36
721 – 740	72	57,875,932.58	15.23	6.739	730	803,832.40	66.68
741 – 760	87	75,732,562.11	19.94	6.648	750	870,489.22	68.87
761 – 780	111	91,023,805.45	23.96	6.636	771	820,034.28	70.30
781 – 800	88	78,108,105.35	20.56	6.567	789	887,592.11	68.95
801 – 820	30	27,517,645.39	7.24	6.489	805	917,254.85	65.52
Total	450	$379,894,980.39	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans in Aggregate Loan Group II was approximately 759.

Types of Mortgaged Properties for the Mortgage Loans in Aggregate Loan Group II

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Single Family Residence	320	$266,402,010.75	70.13%	6.670%	756	$832,506.28	68.84%
Planned Unit Development (PUD)	75	66,492,321.46	17.50	6.636	762	886,564.29	69.68
Low-Rise Condominium	17	10,947,737.91	2.88	6.615	758	643,984.58	68.69
Two-Family Residence	8	6,952,249.99	1.83	6.75	752	869,031.25	74.77
High-Rise Condominium	13	8,865,800.00	2.33	6.478	772	681,984.62	72.81
Four-Family Residence	1	910,000.00	0.24	6.25	724	910,000.00	65.00
Three-Family Residence	2	1,975,000.00	0.52	6.625	759	987,500.00	57.44
Townhouse	2	1,835,000.00	0.48	6.75	777	917,500.00	73.66
Cooperative	12	15,514,860.28	4.08	6.439	785	1,292,905.02	58.92
Total	450	$379,894,980.39	100.00%

Purposes of the Mortgage Loans in Aggregate Loan Group II

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Purchase	172	$158,461,991.66	41.71%	6.552%	769	$921,290.65	72.38%
Refinance (Rate/Term)	159	128,240,767.47	33.76	6.755	751	806,545.71	68.17
Refinance (Cash Out)	119	93,192,221.26	24.53	6.669	753	783,127.91	63.29
Total	450	$379,894,980.39	100.00%

Occupancy Types for the Mortgage Loans in Aggregate Loan Group II (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	384	$326,021,426.39	85.82%	6.626%	758	$849,014.13	69.11%
Secondary Home	30	27,955,925.00	7.36	6.665	777	931,864.17	67.56
Investment	36	25,917,629.00	6.82	6.925	752	719,934.14	65.17
Total	450	$379,894,980.39	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Mortgage Loans in Aggregate Loan Group II

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	183	$167,808,209.00	44.17%	6.500%	766	$916,984.75	70.11%
FastForward	9	5,513,087.00	1.45	6.771	773	612,565.22	66.19
Stated Income	232	187,290,714.68	49.30	6.748	753	807,287.56	69.00
No Ratio	10	8,887,989.70	2.34	7.016	735	888,798.97	57.12
No Income/No Asset	3	1,709,900.73	0.45	6.991	758	569,966.91	58.81
No Doc	13	8,685,079.28	2.29	6.869	764	668,083.02	51.75
Total	450	$379,894,980.39	100.00%

Loan Age for the Mortgage Loans in Aggregate Loan Group II (1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
0	198	$176,005,101.00	46.33%	6.683%	758	$888,914.65	67.66%
1	160	137,365,567.66	36.16	6.647	762	858,534.80	68.84
2	40	32,934,504.37	8.67	6.738	758	823,362.61	70.65
3	7	4,305,716.49	1.13	6.592	754	615,102.36	74.68
4	5	3,741,697.81	0.98	6.461	754	748,339.56	67.17
5	22	14,029,461.04	3.69	6.341	747	637,702.77	74.01
6	14	8,273,342.92	2.18	6.260	750	590,953.07	71.91
7	2	1,255,000.00	0.33	7.029	756	627,500.00	71.80
8	1	1,000,000.00	0.26	6.375	747	1,000,000.00	76.92
11	1	984,589.10	0.26	6.375	780	984,589.10	46.28
Total	450	$379,894,980.39	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Mortgage Loans in Aggregate Loan Group II was approximately one month.

Loan Programs for the Mortgage Loans in Aggregate Loan Group II

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
10/1 LIBOR Fully Amortizing	20	$17,521,815.29	4.61%	6.586%	764	$876,090.76	68.03%
10/1 LIBOR 40/30 Balloon	2	577,404.25	0.15	7.232	708	288,702.13	75.69
10/1 LIBOR Interest Only	187	165,975,234.21	43.69	6.678	757	887,568.10	70.59
10/6 LIBOR Interest Only	11	7,500,798.85	1.97	6.403	757	681,890.80	71.89
7/1 LIBOR Fully Amortizing	13	10,079,692.84	2.65	6.612	752	775,360.99	71.39
7/1 LIBOR 40/30 Balloon	2	1,684,192.11	0.44	6.225	774	842,096.06	51.06
7/1 LIBOR Interest Only	198	166,846,734.60	43.92	6.671	761	842,660.28	66.68
7/6 LIBOR Fully Amortizing	2	1,334,820.24	0.35	5.763	777	667,410.12	70.83
7/6 LIBOR Interest Only	15	8,374,288.00	2.20	6.238	745	558,285.87	71.05
Total	450	$379,894,980.39	100.00%

Original Interest Only Terms of the Mortgage Loans in Aggregate Loan Group II

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	39	$31,197,924.73	8.21%	6.551%	760	$799,946.79	68.46%
84	6	2,978,748.14	0.78	6.265	741	496,458.02	78.63
120	405	345,718,307.52	91.00	6.661	759	853,625.45	68.67
Total	450	$379,894,980.39	100.00%

Prepayment Charge Terms and Types of the Mortgage Loans in Aggregate Loan Group II

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	329	$274,044,493.12	72.14%	6.666%	761	$832,961.99	69.18%
12 – Hard	47	43,474,482.90	11.44	6.683	756	924,989.00	67.93
12 – Soft	1	443,197.81	0.12	6.875	717	443,197.81	80.00
24 – Hard	15	18,329,580.99	4.82	6.550	753	1,221,972.07	64.88
36 – Hard	49	37,732,431.50	9.93	6.577	748	770,049.62	68.48
36 – Soft	9	5,870,794.07	1.55	6.351	752	652,310.45	66.73
Total	450	$379,894,980.39	100.00%

Gross Margins for the Mortgage Loans in Aggregate Loan Group II (1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.001 - 2.500	46	$28,411,160.36	7.48%	6.386%	755	$617,633.92	72.22%
2.501 - 3.000	400	349,417,225.96	91.98	6.672	759	873,543.06	68.47
3.001 - 3.500	3	1,571,594.07	0.41	6.074	751	523,864.69	56.71
3.501 - 4.000	1	495,000.00	0.13	7.500	800	495,000.00	89.19
Total	450	$379,894,980.39	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in Aggregate Loan Group II was approximately 2.717%.

Months to Initial Adjustment Date for the Mortgage Loans in Aggregate Loan Group II

Range of Number of Months to Initial Adjustment Date (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
71 – 80	28	$17,327,702.92	4.56%	6.353%	746	$618,846.53	73.04%
81 – 90	202	170,992,024.87	45.01	6.667	761	846,495.17	66.40
101 – 110	1	984,589.10	0.26	6.375	780	984,589.10	46.28
111 – 120	208	180,351,163.50	47.47	6.643	759	867,072.90	70.42
121 – 130	11	10,239,500.00	2.70	6.995	741	930,863.64	72.71
Total	450	$379,894,980.39	100.00%

Maximum Mortgage Rates for the Mortgage Loans in Aggregate Loan Group II (1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
10.000 - 10.499	2	$1,470,920.00	0.39%	5.334%	726	$735,460.00	72.14%
10.500 - 10.999	12	9,927,166.16	2.61	5.837	757	827,263.85	67.83
11.000 - 11.499	90	73,873,868.74	19.45	6.242	767	820,820.76	66.71
11.500 - 11.999	262	234,967,293.99	61.85	6.672	761	896,821.73	69.13
12.000 - 12.499	55	39,597,201.84	10.42	6.900	744	719,949.12	68.08
12.500 - 12.999	15	9,818,901.35	2.58	7.329	744	654,593.42	70.18
13.000 - 13.499	8	4,422,628.31	1.16	8.172	749	552,828.54	78.15
13.500 - 13.999	4	4,172,000.00	1.10	8.323	730	1,043,000.00	73.71
14.000 - 14.499	1	905,000.00	0.24	9.000	739	905,000.00	69.62
14.500 - 14.999	1	740,000.00	0.19	9.625	775	740,000.00	80.00
Total	450	$379,894,980.39	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Aggregate Loan Group II was approximately 11.691%.

Initial Periodic Rate Caps for the Mortgage Loans in Aggregate Loan Group II (1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
3.000	6	$3,101,832.37	0.82%	6.138%	742	$516,972.06	66.32%
5.000	424	364,113,272.90	95.85	6.666	759	858,757.72	68.63
6.000	20	12,679,875.12	3.34	6.303	757	633,993.76	72.09
Total	450	$379,894,980.39	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Mortgage Loans in Aggregate Loan Group II was approximately 5.017%.

Subsequent Periodic Rate Caps for the Mortgage Loans in Aggregate Loan Group II (1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
1.000	8	$4,530,031.97	1.19%	6.189%	742	$566,254.00	69.48%
2.000	442	375,364,948.42	98.81	6.655	759	849,241.96	68.72
Total	450	$379,894,980.39	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Mortgage Loans in Aggregate Loan Group II was approximately 1.988%.

Origination Channels for the Mortgage Loans in Aggregate Loan Group II

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Mortgage Professionals	144	$124,233,411.84	32.70%	6.666%	759	$862,732.03	68.23%
Consumer Direct	106	80,752,201.07	21.26	6.814	752	761,813.22	69.65
Correspondent	151	145,618,374.75	38.33	6.607	764	964,360.10	68.08
Conduit	49	29,290,992.73	7.71	6.337	753	597,775.36	71.53
Total	450	$379,894,980.39	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement.  The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued.  They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.  When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.  We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.  The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-AR7 will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class A-R, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class I-P, Class II-P-1, Class II-P-2, Class I-L and Class II-L Certificates.  Only the classes of certificates listed on the cover page of this free writing prospectus (all of which are together referred to as the “offered certificates”) are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, and Class A-R Certificates
Subordinated Certificates	Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates
Group I Senior Certificates	The Group 1 Senior Certificates
Group I Subordinated Certificates	Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates
Group I Certificates	The Group 1 Senior Certificates and Group I Subordinated Certificates
Group II Senior Certificates	The Group 2 Senior Certificates and Group 3 Senior Certificates
Group II Subordinated Certificates	Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates
Group II Certificates	The Group II Senior Certificates and Group II Subordinated Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates
Group 2 Senior Certificates	Class 2-A-1 and Class 2-A-2 Certificates
Group 3 Senior Certificates	Class 3-A-1 and Class 3-A-2 Certificates
Super Senior Certificates	Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates
Support Certificates	Class 1-A-2, Class 2-A-2 and Class 3-A-2 Certificates

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, and Class A-R Certificates
Private Certificates	Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6, Class I-P, Class II-P-1, Class II-P-2, Class I-L and Class II-L Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Senior/Super Senior/Variable Pass-Through Rate
Class 1-A-2 Certificates:	Senior/Support/Variable Pass-Through Rate
Class 2-A-1 Certificates:	Senior/Super Senior/Variable Pass-Through Rate
Class 2-A-2 Certificates:	Senior/Support/Variable Pass-Through Rate
Class 3-A-1 Certificates:	Senior/Super Senior/Variable Pass-Through Rate
Class 3-A-2 Certificates:	Senior/Support/Variable Pass-Through Rate
Class A-R Certificates:	Senior/REMIC Residual
Group I Subordinated Certificates:	Subordinate/Variable Pass-Through Rate
Group II Subordinated Certificates	Subordinate/Variable Pass-Through Rate
Class I-P, Class II-P-1 and Class II-P-2 Certificates:	Prepayment Charges
Class I-L and Class II-L Certificates:	Late Payment Fees

The private certificates are not offered by this free writing prospectus.  The pass-through rate for each class of private certificates other than the Class I-P, Class II-P-1 and Class II-P-2 Certificates will be calculated as described under “—Interest” in this free writing prospectus.  The Class I-P, Class II-P-1, Class II-P-2, Class I-L and Class II-L Certificates will not bear interest.  The Class I-P Certificates and the Class II-P-1 and Class II-P-2 Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans in Aggregate Loan Group I and Aggregate Loan Group II, respectively, and such amounts will not be available for distribution to the holders of the other classes of certificates.  The Class I-L and Class II-L Certificates will be entitled to all late payment fees received in respect of the Mortgage Loans in Aggregate Loan Group I and Aggregate Loan Group II, respectively, and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.  The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates as described in this free writing prospectus.  The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%.  Any information contained in this free writing prospectus with respect to the Class I-P, Class II-P-1, Class II-P-2, Class I-L, Class II-L, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates is provided only to permit a better understanding of the offered certificates.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

•	all amounts previously distributed to holders of certificates of that class as distributions of principal, and

•	the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates related to an Aggregate Loan Group then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class I-P, Class II-P-1 and Class II-P-2 Certificates) related to that Aggregate Loan Group following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance of the related Aggregate Loan Group as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

The Group I Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $309,867,100 and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Aggregate Loan Group I of approximately 94.10%.  The Group II Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $359,759,000 and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Aggregate Loan Group II of approximately 94.70%.  The Class Subordination Percentage of each class of Group I Subordinated Certificates and Group II Subordinated Certificates as of the closing date, which represents the initial beneficial ownership of each such class in the related Aggregate Loan Group, is approximately as follows:

Group I Subordinated Certificates	Initial Beneficial Ownership Percentage
Class I-B-1	2.10%
Class I-B-2	1.35%
Class I-B-3	0.85%
Class I-B-4	1.20%
Class I-B-5	0.25%
Class I-B-6	0.15%

Group II Subordinated Certificates	Initial Beneficial Ownership Percentage
Class II-B-1	1.90%
Class II-B-2	1.20%
Class II-B-3	0.80%
Class II-B-4	0.90%
Class II-B-5	0.20%
Class II-B-6	0.30%

The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Book-Entry Certificates

2.  The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”).  The Class A-R Certificates will be issued as a single certificate in fully registered certificated form.  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through The Depository Trust Company (“DTC”) in the United States and through the Euroclear System (“Euroclear”) in Europe, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in the senior certificates (other than the Class 1-A-2, Class 3-A-2 and Class A-R Certificates) in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof.  Investors may hold such beneficial interests in the Class 1-A-2, Class 3-A-2, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof.  One investor of each class of Class 1-A-2, Class 3-A-2, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000.  Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.”  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.”  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC’s normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

On or before the closing date, the Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders.  The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement.  The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement.  On or before the closing date, the trustee will establish an account (the “Distribution Account”), which will be maintained with the trustee in trust for the benefit of the certificateholders.  On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and will deposit such amounts in the Distribution Account.  The holders of the Class I-P Certificates and the Class II-P-1 and Class II-P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans in Aggregate Loan Group I and Aggregate Loan Group II, respectively, and such amounts will not be available for distribution to the holders of the other certificates.  The holders of the Class I-L and Class II-L Certificates will be entitled to all late payment fees received on the Mortgage Loans in Aggregate Loan Group I and Aggregate Loan Group II, respectively, and such amounts will not be available for distribution to the holders of the other certificates.  There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

On the 18th day of the month (or if that day is not a business day, the next business day), the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for such Distribution Date.  The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

Certificate Account.  At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the Servicer in a timely manner along with specific instructions as to how they are to be invested.  All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.  The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account.  The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

Distribution Account.  Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Servicing Fee / Servicer	0.375% per annum of the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly
Additional Servicing Compensation / Servicer	• Prepayment Interest Excess	Compensation	Interest collections with respect to certain Mortgage Loans that prepay in full	Time to time
	• All assumption fees and other similar charges (excluding prepayment charges and late payment fees)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account.	Compensation	Investment income related to the Certificate Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time
Trustee Fee / trustee	0.0045% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	Amounts in respect of interest on the Mortgage Loans	Monthly
Expenses
Insurance expenses / Servicer	Expenses incurred by the Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Advances / Servicer	To the extent of funds available, the amount of any advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time
Indemnification expenses / the Seller, the Servicer and the depositor	Amounts for which the seller, the Servicer and the depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

(1)
If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus.  Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)	The servicing fee rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
The servicing fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)
Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in October 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for any class of certificates and any Distribution Date is the last business day of the month immediately preceding the month of such Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in the case of Aggregate Loan Group II in certain circumstances, from any Available Funds from the other loan group in Aggregate Loan Group II remaining after distribution to the senior certificates related to such loan group.  Distributions on the subordinated certificates related to an Aggregate Loan Group will be based on any remaining Available Funds for all of the loan groups in that Aggregate Loan Group for such Distribution Date, in each case, after giving effect to distributions on all related classes of senior certificates in the following order of priority:

•	to interest on each class of senior certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

•
to principal on the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

•
from Available Funds from all of the related loan group(s), to interest on and then principal of each class of subordinated certificates in the related subordinated certificate group in the order of their numerical class designations, in each case subject to the limitations set forth in this free writing prospectus under “—Principal” and in the case of Group II Subordinated Certificates subject to the distributions that may be required to be made as described in this free writing prospectus under “—Cross-Collateralization.”

•	any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•
all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

The classes of offered certificates will have the respective pass-through rates described below.

The pass-through rate for each class of Group I Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans.  The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.28666% per annum.

The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans.  The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.25869% per annum.

The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans.  The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.27744% per annum.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period ending during that Due Period).

The “Due Period” for any Distribution Date means the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

The pass-through rate for each class of Group II Subordinated Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the sum of:

•	the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans multiplied by the Assumed Balance for loan group 2 immediately prior to that Distribution Date; and

•	the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans multiplied by the Assumed Balance for loan group 3 immediately prior to that Distribution Date;

divided by the sum of the Assumed Balance for each loan group in Aggregate Loan Group II immediately prior to that Distribution Date.  The pass-through rate for each class of Group II Subordinated Certificates for the first interest accrual period is expected to be approximately 6.26815% per annum.

On each Distribution Date, to the extent of funds available, each interest bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “interest distribution amount” for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

With respect to each Distribution Date for all of the interest-bearing classes, the “interest accrual period” will be the calendar month preceding the month of the Distribution Date.  Each interest accrual period will be deemed to consist of 30 days.  Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) the related Aggregate Loan Group, with respect to each group of subordinated certificates.  With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date and

•
the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the related classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the Group II Subordinated Certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a loan group in Aggregate Loan Group II to the Group II Subordinated Certificates on any Distribution Date, the amount of interest each class of Group II Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date.  The “Assumed Balance” for a Distribution Date and loan group in Aggregate Loan Group II is equal to the Subordinated Percentage for that Distribution Date and loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to principal prepayments on the Mortgage Loans in Aggregate Loan Group II received in the Prepayment Period related to such prior Due Date).  Notwithstanding the foregoing, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for each loan group in Aggregate Loan Group II will be allocated to the Group II Subordinated Certificates based on the amount of interest each related class of Group II Subordinated Certificates would otherwise be entitled to receive on that Distribution Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law.

With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) Compensating Interest for that Distribution Date and loan group and (y) in the case of Aggregate Loan Group II, the excess, if any, of the Compensating Interest for the other loan group in Aggregate Loan Group II over the prepayment interest shortfall for that loan group.  A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month’s interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date.  A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Principal

Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates in an amount up to the related Senior Principal Distribution Amount and as principal of the related classes of subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

(a)	all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

(b)
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

(f)
all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing (the “Prepayment Amount”),

(g)
(A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes of senior certificates as follows:

(a)           with respect to loan group 1 in the following priority:

(i)           to the Class A-R Certificates until its Class Certificate Balance is reduced to zero; and

(ii)           concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; provided that if the Group I Senior Step Down Conditions are not satisfied for that Distribution Date, the Prepayment Amount for loan group 1 will be distributed sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

(b)           with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(c)           with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

“Prepayment Period” means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

“Senior Credit Support Depletion Date” for the Group I Senior Certificates and the Group II Senior Certificates is the date on which the Class Certificate Balance of each class of Group I Subordinated Certificates and each class of Group II Subordinated Certificates, respectively, has been reduced to zero.

“Stated Principal Balance” means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs.  The “pool principal balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.

The “Senior Principal Distribution Amount” for a loan group for any Distribution Date will equal the sum of

(i)       the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

(ii)      for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

(a)           the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

(b)           either

(x)
if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

(y)
if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

(iii)      the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided further, however, that on any Distribution Date after a Senior Termination Date for the Group II Certificates, the Senior Principal Distribution Amount for the remaining senior certificates related to Aggregate Loan Group II will be calculated pursuant to the above formula based on all the Mortgage Loans in Aggregate Loan Group II, as opposed to only the Mortgage Loans in the related loan group.

The “Group I Senior Percentage” for the Group I Senior Certificates and any Distribution Date is the percentage equivalent (not greater than 100%) of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Group I Senior Certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the Group I Certificates immediately prior to that Distribution Date.  For any Distribution Date, the “Group I Subordinated Percentage” will be calculated as the difference between 100% and the Group I Senior Percentage.

The “Group II Senior Percentage” for any senior certificate group of Group II Senior Certificates and any Distribution Date is the percentage equivalent (not greater than 100%) of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date); provided, however, that on any Distribution Date after a Senior Termination Date for the Group II Certificates, the Group II Senior Percentage of the remaining senior certificate group of Group II Senior Certificates is the percentage equivalent (not greater than 100%) of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Group II Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of Group II Certificates immediately prior to such Distribution Date.  For any Distribution Date on or prior to a Senior Termination Date for the Group II Certificates, the “Group II Subordinated Percentage” for the portion of the Group II Subordinated Certificates relating to a loan group in Aggregate Loan Group II will be calculated as the difference between 100% and the Group II Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date.  After a Senior Termination Date, the Group II Subordinated Percentage will be calculated as the difference between 100% and the Group II Senior Percentage for such Distribution Date.

The Group I Senior Percentage and Group II Senior Percentage are each referred to in this free writing prospectus as a “Senior Percentage,” and the Group I Subordinated Percentage and Group II Subordinated Percentage are each referred to in this free writing prospectus as a “Subordinated Percentage.”

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the related Aggregate Loan Group evidenced by the subordinated certificates related to that Aggregate Loan Group.  Increasing the respective interest of the subordinated certificates in a subordinated certificate group relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by those subordinated certificates.  The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:  for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group relating to the same Aggregate Loan Group for the Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for loan group 1 will occur unless both of the step down conditions (the “Group I Senior Step Down Conditions”) listed below are satisfied with respect to loan group 1:

•
the outstanding principal balance of all Group 1 Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of the aggregate Class Certificate Balance of the Group I Subordinated Certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

•	cumulative Realized Losses on the Group 1 Mortgage Loans do not exceed

•
commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the Group I Subordinated Certificates as of the closing date (the “group I original subordinate principal balance”),

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the group I original subordinate principal balance,

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the group I original subordinate principal balance,

•	commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the group I original subordinate principal balance, and

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the group I original subordinate principal balance.

Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in September 2010, the Group I Subordinated Percentage is at least 200% of the Group I Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Group 1 Mortgage Loans do not exceed 20% of the aggregate Class Certificate Balance of the Group I Subordinated Certificates as of the closing date, the Senior Prepayment Percentage for loan group 1 will equal the related Group I Senior Percentage for that Distribution Date plus 50% of Group I Subordinated Percentage for that Distribution Date and (y) after the Distribution Date in September 2010, the Group I Subordinated Percentage is at least 200% of the Group I Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Group 1 Mortgage Loans do not exceed 30% of the aggregate Class Certificate Balance of the Group I Subordinated Certificates as of the closing date (the “Group I Two Times Test”), the Senior Prepayment Percentage for loan group 1 will equal the related Group I Senior Percentage.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group in Aggregate Loan Group II will occur unless both of the step down conditions listed below are satisfied with respect to both loan groups in Aggregate Loan Group II:

•
the outstanding principal balance of all Mortgage Loans in a loan group in Aggregate Loan Group II delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the Group II Subordinated Certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

•	cumulative Realized Losses on the Mortgage Loans in each loan group in Aggregate Loan Group II do not exceed

•
commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Group II Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, as of the Cut-off Date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the Group II Subordinated Certificates as of the closing date (the “group II original subordinate principal balance”),

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the group II original subordinate principal balance,

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the group II original subordinate principal balance,

•	commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the group II original subordinate principal balance, and

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the group II original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group of Group II Senior Certificates is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in September 2010, the Aggregate Group II Subordinated Percentage is at least 200% of the Aggregate Group II Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans in Aggregate Loan Group II do not exceed 20% of the aggregate Class Certificate Balance of the Group II Subordinated Certificates as of the closing date, the Senior Prepayment Percentage for each loan group in Aggregate Loan Group II will equal the related Senior Percentage for that Distribution Date plus 50% of the related Subordinated Percentage and (y) after the Distribution Date in September 2010, the Aggregate Group II Subordinated Percentage is at least 200% of the Group II Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the Group II Subordinated Certificates as of the closing date (the “Group II Two Times Test“), the Senior Prepayment Percentage for each loan group in Aggregate Loan Group II will equal the Group II Senior Percentage.

The “Aggregate Group II Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the Group II Subordinated

Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans in Aggregate Loan Group II as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization within Aggregate Loan Group II

If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group related to Aggregate Loan Group II, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for the related loan group (any such group, the “Undercollateralized Group”), all amounts otherwise distributable as principal to the Group II Subordinated Certificates (or, following the related Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an “Undercollateralization Distribution”).  If the Group II Senior Certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the related Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group in Aggregate Loan Group II remaining after all required amounts for that Distribution Date have been distributed to the Group II Senior Certificates of that senior certificate group.  Accordingly, the Group II Subordinated Certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization within Aggregate Loan Group II” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

No cross-collateralization is permitted between the Group I and Group II Certificates.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups in an Aggregate Loan Group, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each such loan group for the Distribution Date, will be distributed as principal of the related subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates in a subordinated certificate group will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each related loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each related loan group for distribution of principal. Distributions of principal of the subordinated certificates in a subordinated certificate group will be made sequentially to the classes of subordinated certificates in that subordinated certificate group in the order of their numerical class designations, beginning with the Class I-B-1 and Class II-B-1 Certificates, as applicable, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates in a subordinated certificate group (other than the class of subordinated certificates in that subordinated certificate group then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates in that subordinated certificate group that have lower priorities of distribution than that class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes in such subordinated certificate group (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates in that subordinated certificate group, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates in a subordinated certificate group, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates relating to that subordinated certificate group immediately before that Distribution Date.

The approximate Original Applicable Credit Support Percentages for each class of Subordinated Certificates on the date of issuance of the certificates are expected to be as follows:

Class I-B-1	5.90%
Class I-B-2	3.80%
Class I-B-3	2.45%
Class I-B-4	1.60%
Class I-B-5	0.40%
Class I-B-6	0.15%

Class II-B-1	5.30%
Class II-B-2	3.40%
Class II-B-3	2.20%
Class II-B-4	1.40%
Class II-B-5	0.50%
Class II-B-6	0.30%

The “Subordinated Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of:

•	the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

•	the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

On any Distribution Date after a Senior Termination Date for the Group II Certificates, the Subordinated Principal Distribution Amount for the Group II Subordinated Certificates will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the Group II Subordinated Percentage or Group II Subordinated Prepayment Percentage, as applicable, for the Group II Subordinated Certificates for such Distribution Date with respect to all of the Mortgage Loans in Aggregate Loan Group II as opposed to the Mortgage Loans in the related loan group.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after distribution of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates.  It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, any Realized Loss on the Mortgage Loans in an Aggregate Loan Group will be allocated first to the related subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of related subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero and then to the senior certificates of the related senior certificate group as follows: any Realized Losses on the Mortgage Loans (i) in loan group 1 will be allocated sequentially to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, (ii) in loan group 2 will be allocated sequentially to the Class 2-A-2 and Class 2-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and (iii) in loan group 3 will be allocated sequentially to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates of the related subordinated certificate group as follows:

•
the applicable Senior Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class Certificate Balances and

•
the applicable Subordinated Percentage of such Excess Loss will be allocated among the related classes of subordinated certificates, pro rata, based on (i) in the case of the Group I Subordinated Certificates, their Class Certificate Balances and (ii) in the case of the Group II Subordinated Certificates, each class’ share of the Assumed Balance for the applicable loan group in Aggregate Loan Group II.

Because principal distributions are made to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.  “Excess Losses” for an Aggregate Loan Group are Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount. “Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. “Special Hazard Losses” are Realized Losses in respect of Special Hazard Mortgage Loans. “Fraud Losses” are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received.  A “Special Hazard Mortgage Loan” is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class I-P, Class II-P-1, Class II-P-2, Class I-L or Class II-L Certificates.

Credit Enhancement

Subordination

Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates will be allocated among the related classes of senior certificates as specified under “Description of the Certificates ─ Allocation of Losses” in this free writing prospectus.

The rights of the holders of the subordinated certificates in a subordinated certificate group to receive distributions with respect to the Mortgage Loans in the related Aggregate Loan Group will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of subordinated certificates in a subordinated certificate group (other than the Class I-B-1 and Class II-B-1 Certificates, as applicable) to receive the distributions that are allocated to those classes of subordinated certificates will be further subordinated to the rights of the related class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus.  The subordination of the subordinated certificates in a subordinated certificate group to the senior certificates and the subordination of the classes of subordinated certificates in a subordinated certificate group with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates in a subordinated certificate group with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates in a subordinated certificate group will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

The Group I Subordinated Certificates and Group II Subordinated Certificates will provide limited protection to the classes of certificates of higher relative priority in Aggregate Loan Group I and Aggregate Loan Group II, respectively, against

•
Special Hazard Losses in an initial amount expected to be up to approximately $8,500,000 for Aggregate Loan Group I (the “Group I Special Hazard Loss Coverage Amount”) and $8,780,000 for Aggregate Loan Group II (the “Group II Special Hazard Loss Coverage Amount”),

•
Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 for Aggregate Loan Group I (the “Group I Bankruptcy Loss Coverage Amount”) and $101,269 for Aggregate Loan Group II  (the “Group II Bankruptcy Loss Coverage Amount”), and

•
Fraud Losses in an initial amount expected to be up to approximately $3,292,958 for Aggregate Loan Group I (the “Group I Fraud Loss Coverage Amount”) and $3,798,950 for Aggregate Loan Group II (the “Group II Fraud Loss Coverage Amount”).

Each of the Group I Special Hazard Loss Coverage Amount and Group II Special Hazard Loss Coverage Amount (in either case, a “Special Hazard Loss Coverage Amount”) will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

•
that related Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to the Special Hazard Mortgage Loans in the related Aggregate Loan Group incurred since the closing date, or

•	the greatest of

•	1% of the aggregate of the principal balances of the Mortgage Loans in the related Aggregate Loan Group,

•	twice the principal balance of the largest Mortgage Loan in the related Aggregate Loan Group, and

•
the aggregate stated principal balances of the Mortgage Loans in the related Aggregate Loan Group secured by mortgaged properties located in the single California postal zip code area having the highest aggregate stated principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans in the related Aggregate Loan Group then due, whether or not paid.

Each of the Group I Fraud Loss Coverage Amount and Group II Fraud Loss Coverage Amount (in either case, a “Fraud Loss Coverage Amount”) will be reduced, from time to time, by the amount of Fraud Losses allocated to the classes of certificates relating to the same Aggregate Loan Group.  In addition, each Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

•
1.00% of the then stated principal balance of the related Aggregate Loan Group in the case of the first such anniversary and 0.50% of the then current aggregate stated principal balance of Mortgage Loans in the related Aggregate Loan Group, in the case of the second, third and fourth such anniversaries, and

•	the excess of

•	the related Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

•	the cumulative amount of Fraud Losses allocated to the certificates related to that Aggregate Loan Group since the preceding anniversary.

Each of the Group I Bankruptcy Loss Coverage Amount and Group II Bankruptcy Loss Coverage Amount (in either case, a “Bankruptcy Loss Coverage Amount”) will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the related group of subordinated certificates.

The amount of coverage provided by a subordinated certificate group for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the Mortgage Loans in the related Aggregate Loan Group may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the related subordinated certificates for related Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.